Exhibit-10.29
EXECUTION COPY

AMENDED AND RESTATED SHAREHOLDER AGREEMENT
among
Avago Technologies Limited,
Silver Lake Partners II Cayman, L.P.,
Silver Lake Technology Investors II Cayman, L.P.
Integral Capital Partners VII, L.P.
KKR Millennium Fund (Overseas), Limited Partnership,
KKR European Fund, Limited Partnership,
KKR European Fund II, Limited Partnership,
KKR Partners (International), Limited Partnership,
Capstone Equity Investors LLC,
Avago Investment Partners, Limited Partnership,
Bali Investments S.à r.l.,
Seletar Investments Pte. Ltd.,
Geyser Investment Pte Ltd and
certain other Persons
Dated as of February 3, 2006

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			Page
	11.10	No Third Party Beneficiaries	48
	11.11	Consent of Shareholders to Advisory Agreement	48

12.	GOVERNING LAW		48
	12.1	Governing Law	48
	12.2	Consent to Jurisdiction	48
	12.3	WAIVER OF JURY TRIAL	49
	12.4	Exercise of Rights and Remedies	49

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AMENDED AND RESTATED SHAREHOLDER AGREEMENT
     This Amended and Restated Shareholder Agreement (this “Agreement”) is made as of February 3, 2006 by and among:
(i)	Avago Technologies Limited, a public limited company organized under the laws of Singapore (together with its successors and permitted assigns, the “Company”);

(ii)	Bali Investments S.à r.l., a company organized under the laws of Luxembourg (together with its Permitted Transferees, “Luxco”);

(iii)	Silver Lake Partners II Cayman, L.P. (“SLP Cayman”), Silver Lake Technology Investors II Cayman, L.P. (together with SLP Cayman and, together with their Permitted Transferees, “Silver Lake”) and Integral Capital Partners VII, L.P. (together with its Permitted Transferees, “Integral Capital”) (collectively with Silver Lake and together with their Permitted Transferees, “SLP”);

(iv)	KKR Millennium Fund (Overseas), Limited Partnership (“KKR Millennium”), KKR European Fund, Limited Partnership (“KKR Europe”), KKR European Fund II, Limited Partnership (“KKR Europe II”), and KKR Partners (International), Limited Partnership (collectively, and together with their Permitted Transferees, “KKR”);

(v)	Capstone Equity Investors LLC, a Delaware limited liability company (together with its Permitted Transferees, “Capstone”);

(vi)	Avago Investment Partners, Limited Partnership, a limited partnership formed under the Exempt Limited Partnership Law (2003 Revision) of the Cayman Islands (together with its Permitted Transferees, “Avago Partners”);

(vii)	Seletar Investments Pte. Ltd., a private limited company organized under the laws of Singapore (together with its Permitted Transferees, “Temasek”);

(viii)	Geyser Investment Pte Ltd, a private limited company organized under the laws of Singapore (together with its Permitted Transferees, “Geyser”); and

(ix)	such other Persons, if any, that from time to time become parties hereto as transferees of Shares pursuant to Section 3.3 (collectively, together with the Sponsors, the “Shareholders”).
RECITALS
     WHEREAS, the Company and the Sponsors other than Capstone are party to that certain Shareholder Agreement (the “Original Agreement”), dated December 1, 2005 (the “Original Agreement Effective Date”), and desire to amend and restate the Original Agreement in its entirety to read as set forth herein.

     WHEREAS, in connection herewith and with the purchase by Capstone of equity securities in Luxco, Luxco is purchasing additional Company Shares pursuant to the terms of the Luxco Securities Subscription Agreement.
     WHEREAS, in connection herewith Capstone shall receive an Option exercisable for Company Shares (the “Capstone Option”). With respect to Company Shares purchased by Capstone upon exercise of the Capstone Option, Capstone will be subject to the terms of a Shareholder Agreement, dated as of the date hereof (the “Capstone Shareholder Agreement”), between the Company and Capstone.
     WHEREAS, the Company is authorized by the Company Memorandum of Association to issue capital stock consisting of 350,000,000 Ordinary Shares (the “Company Shares”) and 300,000 Redeemable Convertible Cumulative Preference Shares (the “Company Preferred”).
     WHEREAS, as of the Effective Date, Luxco is owned by SLP, KKR, Capstone and Avago Partners.
     WHEREAS, as of the Effective Date, each of the Sponsors owns the number of Company Shares set forth opposite such Sponsor’s name on Schedule I attached hereto, including in the case of SLP, KKR, Capstone and Avago Partners, their pro rata share of Company Shares owned by Luxco, based upon their ownership of Luxco equity securities.
     WHEREAS, certain managers of the Company and its Subsidiaries have purchased or may purchase Company Shares, or have received or may receive Options exercisable for Company Shares, pursuant to the Company’s Equity Incentive Plan for Executive Employees of Avago Technologies Limited and Subsidiaries (the “Management Equity Plan”). With respect to Company Shares purchased by such certain managers under the Management Equity Plan, or any Company Shares issued to such certain managers upon exercise of any Options granted under the Management Equity Plan, the holders thereof (and their permitted transferees) (collectively, the “Management Shareholders”) will be subject to the terms of a Management Shareholder Agreement, dated as of the date hereof (the “Management Shareholder Agreement”), among the Company and the Management Shareholders.
     WHEREAS, the parties hereto desire to establish the composition of the Company’s board of directors (the “Board”), to restrict the sale, assignment, transfer, encumbrance or other disposition of Company Shares, to provide for certain additional covenants and to provide for certain rights and obligations as between themselves in relation to the affairs of the Company and its Subsidiaries as hereinafter provided.
AGREEMENT
     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement intending to be bound hereby agree as follows:
1. AMENDMENT AND RESTATEMENT; EFFECTIVE DATE. This Agreement amends and restates the Original Agreement in full to read as set forth herein, and this Agreement shall become effective as of the date first written above (the “Effective Date”).

2. VOTING AGREEMENT.
     2.1 Board of Directors.
     2.1.1. Board Size. The authorized number of directors of the Board shall be fixed at ten (10), or such other number as is determined from time to time pursuant to Section 2.5.1.
     2.1.2. Designation of Directors. Subject to Section 2.1.3, the following persons shall be elected to the Board:
     (a) three (3) persons designated by Silver Lake, who shall initially be James A. Davidson, Kenneth Y. Hao and John R. Joyce (the “SLP Designees”);
     (b) three (3) persons designated by KKR, one of whom shall be designated by KKR Millennium, who shall initially be Simon E. Brown, one of whom shall be designated by KKR Europe, who shall initially be Adam H. Clammer, and one of whom shall be designated by KKR Europe II, who shall initially be James H. Greene, Jr. (the “KKR Designees”);
     (c) one (1) person designated by Temasek, who shall initially be Kok Leng Soo, and who shall at all times be a person who qualifies as the Company’s Singapore resident director (the “Temasek Designee” and together with the SLP Designees and KKR Designees, the “Sponsor Designees”);
     (d) one (1) person who shall be the then current Chief Executive Officer of the Company;
     (e) two (2) persons who shall be designated by mutual agreement of Silver Lake and KKR.
     2.1.3. Board Observer. Geyser shall be entitled to designate one (1) person (the “Observer”), who shall be reasonably acceptable to the Company and shall initially be Tay Lim Hock, to attend all meetings of the Board, and the Company shall provide to the Observer, concurrently with the members of the Board and in the same manner, notice of such meetings and a copy of all materials provided to such members; provided, however, the Board, by majority vote, shall be entitled to exclude the Observer from portions of any Board meeting and to cause portions of any Board materials delivered to the Observer to be redacted where and to the extent that the Board determines that exclusion is reasonably necessary to preserve attorney-client privilege; provided, further, for the avoidance of doubt, the Observer shall be subject to the confidentiality obligations set forth in Section 6.2 hereof and Geyser shall be responsible for the Observer’s compliance therewith.
     2.1.4. Sell-Down Provisions.
     (a) In the event that Silver Lake has sold any of its Company Equity Shares or otherwise transferred any of its Company Equity Shares to an unaffiliated entity, or Luxco has sold any of its Company Equity Shares and distributed the proceeds to Silver Lake, and SLP (x) ceases to own at least 24% of the Outstanding Company Shares but continues to own at least 15% of the Outstanding Company Shares, Silver Lake shall no longer have the right to designate three (3) Sponsor Designees and shall have the right to designate only two (2) Sponsor Designees, (y) ceases to own at least 15% of the Outstanding Company Shares but continues to own at least 5% of the Outstanding Company Shares, Silver Lake shall no longer have the right to designate two (2) Sponsor Designees and shall have the right to designate only one (1) Sponsor Designee, and (z) ceases to own at least 5% of the Outstanding Company Shares, Silver Lake shall no longer have the right to designate any Sponsor Designees.
     (b) In the event that KKR has sold any of its Company Equity Shares or otherwise transferred any of its Company Equity Shares to an unaffiliated entity, or Luxco has sold any of its Company Equity Shares and distributed the proceeds to KKR, and KKR (x) ceases to own at least 24% of the Outstanding Company Shares but continues to own at least 15% of the Outstanding Company Shares, it shall no longer have the right to designate three (3) Sponsor Designees and shall have the right to designate only two (2) Sponsor Designees (in which case, the Board Designators (as defined below) will be KKR Millennium and KKR Europe II), (y) ceases to own at least 15% of the Outstanding Company Shares but continues to own at least 5% of the Outstanding Company Shares, it shall no longer have the right to designate two (2) Sponsor Designees and shall have the right to designate only one (1) Sponsor Designee (in which case, the Board Designator will be KKR Europe II), and (z) ceases to own at least 5% of the Outstanding Company Shares, it shall no longer have the right to designate any Sponsor Designees.
     (c) In the event that Temasek ceases to own the lesser of (x) at least 2.5% of the Outstanding Company Shares, provided that it has not sold any of its Company Equity Shares, or (y) at least 5% of the Outstanding Company Shares, it shall no longer have the right to designate the Temasek Designee.
     (d) In the event that Geyser ceases to own the lesser of (x) at least 2.5% of the Outstanding Company Shares, provided that it has not sold any of its Company Equity Shares, or (y) at least 5% of the Outstanding Company Shares, it shall no longer have the right to designate the Observer.
     2.2 Removal and Replacement; Vacancies.
     2.2.1. Removal and Replacement; Vacancies Generally. Subject to Section 2.2.2, members of the Board designated by Silver Lake, KKR Millennium, KKR Europe, KKR Europe II or Temasek (each, a “Board Designator”), as the case may be, may be removed by, and only by, the affirmative vote or written consent of such Board Designator. If, prior to his or her election to the Board, any person is unable or unwilling to serve as a Sponsor Designee, then the applicable Board Designator shall, subject to Section 2.1.3, be entitled to designate a replacement. If, following election to the Board, any Sponsor Designee resigns, is removed, or is unable to serve for any reason prior to the expiration of his or her term as a director, then, subject to Section 2.1.3, the applicable Board Designator shall be entitled to designate a replacement. If any Board Designator entitled to designate a person to fill any directorship fails to do so, then such directorship shall remain vacant until filled by such Board Designator.
     2.2.2. Vacancies upon a Reduction in a Sponsor’s Ownership Percentage. To the extent that, pursuant to Section 2.1.4, there is any reduction in the number of Sponsor Designees that any Board Designator is entitled to designate, then such Board Designator shall send a written notice to the Secretary of the Company stating the name of the Sponsor Designee(s) to be removed from the Board and, upon receipt of such notice by the Secretary of the Company (or, in the event such Board Designator fails to deliver such notice within ten (10) days after written request from the Company, such selection of a Sponsor Designee(s) of such Board Designator shall be made by the Company by lot), such Sponsor Designee(s) shall be deemed to have resigned from the Board, and the vacancy or vacancies created thereby (and, thereafter, any vacancies created in that particular directorship) shall be filled by a person designated by the Board acting in accordance with the Company’s nomination and governance procedures.
     2.3 Directors of Subsidiaries. The size and composition of the boards of directors of the Company’s Subsidiaries shall be as determined by the Board; provided that, if at any time any Person other than an employee of the Company or any of its Subsidiaries (other than a Person who is also an employee, partner, member, shareholder or Affiliate of any Sponsor) is appointed to the board of directors of any Subsidiary of the Company, then each Board Designator shall have the right to designate a number of members to such board of directors in the same proportion as such Board Designator has the right to designate Sponsor Designees to the Board under Section 2.1.
     2.4 Committees .
     2.4.1. Composition. The Board may from time to time designate one or more committees, each of which shall have such number of members as is determined from time to time by the Board acting in accordance with the Company’s nomination and governance procedures; provided that for so long as Silver Lake or KKR is entitled to designate one or more Sponsor Designees under Section 2.1, it shall have the right to designate one of its Sponsor Designees to serve as a member of each of the Board’s committees (and if it has more than one Sponsor Designee, it may appoint a different Sponsor Designee to different Board committees). To the extent that a Sponsor Designee is removed from the Board pursuant to Section 2.2.2, such Sponsor Designee shall be deemed to have resigned from all committees upon which such Sponsor Designee is serving. Any vacancies on the Board’s committees created thereby (and, thereafter, any vacancies created in these committee memberships) shall, subject to this Section 2.4.1 to the extent Silver Lake or KKR continues to have the right to appoint one of its Sponsor Designees to the Board’s committees, be filled by the Board acting in accordance with the Company’s nomination and governance procedures.

     2.4.2. Authority. Each of the Board’s committees, to the extent provided in the enabling resolution of such committee, the Company Articles of Association or this Agreement, shall have and may exercise all of the authority of the Board delegated to such committee. Any such delegation may be revoked at any time by action of the Board. Notwithstanding the foregoing, no committee of the Board shall have the power to act for the Board where such action would require Majority Sponsor Approval or otherwise expressly require the vote or consent of a majority of the Board’s directors under applicable law, the Company Memorandum of Association or Company Articles of Association or this Agreement.
     2.5 Actions Requiring Majority Sponsor Approval. Except as expressly provided in this Section 2.5, Majority Sponsor Approval is required for the following actions by the Company and/or its Subsidiaries:
     2.5.1. Composition of the Board. Except as otherwise expressly provided in this Agreement, change the size or the composition of the Board or any committee of the Board or the board of directors or similar governing body of any Subsidiary; provided, however, the prior written consent of Temasek shall also be required to amend, delete or otherwise change its rights under Section 2.1.4(c); provided, further, the prior written consent of Geyser shall also be required to amend, delete or otherwise change its rights under Section 2.1.4(d).
     2.5.2. Memorandum or Articles. Amend, modify or waive any provision of the Company Memorandum of Association or Company Articles of Association (including to provide for the issuance of any class of securities not then currently held by Sponsors) or the memorandum of association, articles or association, certificate of incorporation or by-laws or similar governing document of any of the Subsidiaries, except for such amendments as are required by applicable law. Majority Sponsor Approval shall also be required for any share split, reverse stock split, recapitalization, exchange or any other combination in any manner of the Company Equity Shares in connection with which any Sponsor would receive more than a de minimis amount of cash in lieu of fractional shares.
     2.5.3. Change in Control. Enter into or effect a Change in Control.
     2.5.4. Certain Dispositions. Directly or indirectly, enter into or effect any transaction or series of related transactions involving the sale, lease, license, exchange or other disposal (including by merger, consolidation, sale of stock, or sale of assets) by the Company or the Subsidiaries of any assets having a fair market value or for consideration having a fair market value (in each case as reasonably determined by the Board) in excess of US$25,000,000, other than transactions solely between and among the Company and Wholly Owned Subsidiaries.
     2.5.5. Certain Acquisitions. Directly or indirectly, enter into or effect any transaction or series of related transactions involving the purchase, lease, license, exchange or other acquisition (including by merger, consolidation, acquisition of stock, or acquisition of assets) by the Company or the Subsidiaries of any assets and/or equity securities of any Person for consideration having a fair market value (as reasonably determined by the Board) in excess of US$25,000,000, other than transactions solely between and among the Company and Wholly Owned Subsidiaries.
     2.5.6. Certain Joint Ventures and Business Alliances. Enter into any joint venture or similar business alliance involving investment, contribution or disposition by the Company or the Subsidiaries of assets (including stock of Subsidiaries) having a fair market value (as reasonably determined by the Board) in excess of US$25,000,000 other than transactions solely between and among the Company and Wholly Owned Subsidiaries.
     2.5.7. Initial Public Offering. Initiate or consummate the Initial Public Offering.
     2.5.8. Equity Issuances . Issue or sell any equity securities (including any Company Equity Shares, options, warrants, or other securities convertible into, or exercisable or exchangeable for, equity securities), other than an Exempt Issuance.
     2.5.9. Certain Indebtedness. Incur (or extend, supplement, or otherwise modify any of the material terms of) any indebtedness (including any refinancing of existing indebtedness); assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person (provided that the Company or any Subsidiary may provide cross-guarantees for any indebtedness in existence as of the Original Agreement Effective Date or that has otherwise been approved under this Section 2.5.9); enter into (or extend, supplement, or otherwise modify any of the material terms of) any agreement under which it may incur indebtedness in the future; or make any loan, advance or capital contribution to any Person (other than the Company or any Wholly Owned Subsidiaries); or make any voluntary prepayment of indebtedness of the Company or any of the Subsidiaries outside the ordinary course of business; in each case in an aggregate principal amount in excess of US$25,000,000 in any transaction or series of related transactions, and other than (x) a draw down in the ordinary course of business under a debt agreement entered into prior to the date of such draw down, the execution of which previously received Majority Sponsor Approval or (y) occurred on or prior to the Original Agreement Effective Date.
     2.5.10. Dissolution; Liquidation; Reorganization; Bankruptcy. Dissolve, liquidate or engage in any recapitalization or reorganization of the Company or any Subsidiary or initiate a voluntary liquidation, dissolution, receivership, bankruptcy or other insolvency proceeding involving the Company or any Subsidiary.
     2.5.11. Transactions Outside of the Ordinary Course of Business. Except as provided in any annual operating budget or capital expenditure budget which received Majority Sponsor Approval pursuant to Section 2.5.17, enter into any contractual commitment or series of related contractual commitments outside of the ordinary course of business that are reasonably expected, at the time initially undertaken, to require expenditures or generate proceeds in an amount in excess of US$10,000,000.

     2.5.12. Executive Officers. Hire or remove, with or without cause, any Senior Manager.
     2.5.13. Executive Compensation. Establish, or amend any material term of, (a) any employment agreement or arrangement with any Senior Manager, (b) the compensation (including salary, bonus, deferred compensation, any equity or equity-linked compensation, or otherwise) or benefits of any Senior Manager, (c) any benefit, severance, management equity, or other similar plan or program applicable to Senior Managers or to employees of the Company or any of its Subsidiaries or (d) any annual bonus plan or any management equity plan.
     2.5.14. Litigation. Commence any action, dispute, claim, arbitration, hearing, investigation, litigation, proceeding, inquiry, examination or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any domestic or foreign court or other tribunal, legislature, division, department, agency, commission, official, organization, unit or other entity or a judicial or regulatory authority of any government, involving amounts in dispute in excess of US$5,000,000, or settle any action, dispute, claim, arbitration, hearing, investigation, litigation, proceeding, inquiry, examination or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any domestic or foreign court or other tribunal, legislature, division, department, agency, commission, official, organization, unit or other entity or a judicial or regulatory authority of any government, involving payment or payments, or discounts on products or services, in excess of US$5,000,000, whether pursuant to a license or otherwise, or which restrict the Company’s business in any material manner.
     2.5.15. Dividends; Distributions; Repurchase of Securities. Declare or pay any cash or other dividend or make any distribution in respect of, including by way of capital reductions, or enter into or effect any transaction or series of related transactions involving the repurchase, redemption or other acquisition of, any equity securities (including any options, warrants, or other securities convertible into, or exercisable or exchangeable for, equity securities), other than (a) dividends or other distributions by a Wholly Owned Subsidiary in respect of its outstanding securities, (b) redemptions or other repurchases of Company Shares from employees of the Company and its Subsidiaries upon termination of employment pursuant to the Management Shareholder Agreement or arrangements approved by the Board and (c) the redemption of Company Preferred from Shareholders (other than Capstone) on a pro rata basis on or about January 26, 2006. All dividends or other distributions, or repurchases or redemptions, approved pursuant to this Section 2.5.15 shall be made in accordance with the distribution provisions of the Company Memorandum of Association or Company Articles of Association or the relevant Subsidiary’s memorandum of association, articles of association, certificate of incorporation, by-laws or other organizational documents, as applicable.
     2.5.16. Affiliated Transactions. Enter into or effect any transaction with a Majority Sponsor (or with an Affiliate of such Majority Sponsor, or with any officer,

director, or employee of such Majority Sponsor or its Affiliates), other than this Agreement, the Securities Subscription Agreement, the Luxco Securities Subscription Agreement, the Advisory Agreement and the Registration Rights Agreement and other than transactions which do not have a materially disproportionate effect on any of the Sponsors, in their capacity as Shareholders, relative to the other Sponsors; and such Majority Sponsor shall be excluded from the determination of Majority Sponsor Approval for such transaction under this Section 2.5.16.
     2.5.17. Annual Budgets. Approve or modify the annual operating budget or capital expenditure budget of the Company or any Subsidiary.
     2.5.18. Nature of Business. Make any material change in the nature of the business conducted by the Company and its Subsidiaries.
     2.5.19. Financial Auditors. Replace or remove, with or without cause, the independent auditors of the Company.
     2.5.20. Management Shareholder Agreement; Capstone Shareholder Agreement. Amend, waive or otherwise modify the Management Shareholder Agreement or Capstone Shareholder Agreement in any material respect.
2.6 Disproportionate Effects on Co-Investors. Except for such actions as are specifically set forth in this Agreement, the Company shall not take any action in respect of any class of its shares that shall have a materially disproportionate effect on the Co-Investors, in their capacity as Shareholders of such class of shares, as compared to the Majority Sponsors, in their capacity as Shareholders of such class of shares, without first obtaining the prior written consent of the Co-Investors holding a majority of the number of such class of shares held by all the Co-Investors. Without limiting the foregoing, the Company agrees that any repurchase or redemption of equity or debt securities by it will be made pro rata, based upon the ownership of such securities, among the Sponsors.
2.7 Further Assurances by all Shareholders.
     2.7.1. Board of Directors Provisions. Each Shareholder hereby agrees to take, at any time and from time to time, all actions necessary or desirable (whether in such Shareholder’s capacity as a shareholder, director or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for the purposes of achieving a quorum and voting such Shareholder’s Shares or execution of a written consent in lieu of attending a meeting) to accomplish the provisions of Sections 2.1 through 2.4, and the Company agrees to take, at any time and from time to time, all actions necessary or desirable within its control (including, without limitation, calling special board and shareholder meetings) to ensure that the provisions of Sections 2.1 through 2.4 are accomplished.
     2.7.2. Approved Change in Control. With respect to any Change in Control that has received the Majority Sponsor Approval required under Section 2.5.3, each Shareholder agrees to cast all votes to which such Shareholder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Majority Sponsors may instruct by written notice to approve, effect, or implement such approved transaction. Each Shareholder hereby grants to the Majority Sponsors an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Shareholder’s Shares in accordance with such Shareholder’s agreements contained in this Section 2.7.2, which proxy shall be valid and remain in effect until the provisions of this Section 2.7.2 expire pursuant to Section 2.9.
     2.8 Actions in Contravention. Subject to applicable law, neither the Company nor any of its Subsidiaries will give effect to any action by any Shareholder or any other Person which is in contravention of this Section 2.
     2.9 Period. Each of the foregoing provisions of this Section 2 shall expire upon the consummation of a Change in Control that has received Majority Sponsor Approval.
3. TRANSFER RESTRICTIONS.
     3.1 General Transfer Restrictions Each Shareholder understands and agrees that the Shares held by such Shareholder on the date hereof have not been registered under the Securities Act or registered or qualified under any state or foreign securities laws. No Shareholder shall Transfer such Shares (or solicit any offers in respect of any Transfer of such Shares), except in compliance with the Securities Act, any applicable state or foreign securities laws and any restrictions on Transfer contained in this Agreement or any other provisions set forth in the Securities Subscription Agreement (or, in the case of Luxco, the Luxco Securities Subscription Agreement), the Registration Rights Agreement or any other agreements or instruments pursuant to which such Shares were issued.
     3.2 Allowed Transfers. Until the expiration of the provisions of this Section 3, no Shareholder shall Transfer any of such Shareholder’s Shares to any other Person except as follows:
     3.2.1. Permitted Transferees. Any Shareholder may Transfer any or all of such Shareholder’s Shares to such Shareholder’s Permitted Transferees and, after complying with the terms of Section 3.3, such a Permitted Transferee shall be deemed to be a Shareholder hereunder.
     3.2.2. Public Transfers.
     (a) Any Shareholder may Transfer any or all of such Shareholders’ Shares in a Public Offering in accordance with and pursuant to the Registration Rights Agreement.
     (b) From and after the closing of the Initial Public Offering, a Majority Sponsor may Transfer any or all of such Majority Sponsor’s Shares pursuant to Rule 144 and in compliance with Section 3.4, or pursuant to a block sale to a financial institution in the ordinary course of its trading business; provided that any Transfer pursuant to this Section 3.2.2(b) occurring during the two-year period commencing on the closing of the Initial Public Offering shall not be made without Majority Sponsor Approval.

     (c) Shares Transferred pursuant to this Section 3.2.2 shall conclusively be deemed thereafter not to be Shares under this Agreement.
     3.2.3. Distributions and Charitable Contributions. From and after the closing of the Initial Public Offering, any Majority Sponsor may Transfer any or all of such Shareholder’s Shares (a) in a pro rata Transfer to its partners, members or shareholders, as applicable, or (b) to a Charitable Organization, in each case without regard to any other restrictions on transfer contained elsewhere in this Agreement; provided that any Transfer pursuant to this Section 3.2.3 occurring during the two-year period commencing on the closing of the Initial Public Offering shall not be made without the approval of any other Majority Sponsor. Any Shares so Transferred shall conclusively be deemed thereafter not to be Shares under this Agreement.
     3.2.4. Participation in Drag-Along and Tag-Along.
     (a) Drag-Along. Any Shareholder shall Transfer any or all of such Shareholder’s Shares to the extent required pursuant to Section 4.2.
     (b) Tag-Along. A Participating Seller may Transfer Shares pursuant to and in accordance with the provisions of Section 4.1, so long as each transferee agrees to be bound by the terms of this Agreement in accordance with Section 3.3 (if not already bound hereby).
     3.2.5. Transfers by Co-Investors. In the event that a Co-Investor’s Current Percentage Ownership of Shares is greater than the Current Percentage Ownership of Shares of whichever of Silver Lake or KKR has the smallest Current Percentage Ownership of Shares at such time, such Co-Investor may Transfer any of such Co-Investor’s Shares provided that following any such Transfer such Co-Investor’s Current Percentage Ownership of Shares shall not be less than the Current Percentage Ownership of Shares of whichever of Silver Lake or KKR has the smallest Current Percentage Ownership of Shares at such time. Any Shares so Transferred shall conclusively be deemed thereafter to be Shares under this Agreement and each transferee shall be bound by the terms of this Agreement in accordance with Section 3.3; provided, however, that if such Shares are Transferred (a) in a Public Offering, (b) from and after the closing of the Initial Public Offering, (i) pursuant to Rule 144 or a block sale to a financial institution in the ordinary course of its trading business, in each case in compliance with Section 3.4, or (ii) pursuant to Regulation S under the Securities Act if such Shares following such Transfer are not “restricted securities” as defined in Rule 144, (c) in a pro rata Transfer to its partners, members or shareholders, as applicable, or (d) to a Charitable Organization, then the Shares Transferred pursuant to this Section 3.2.5 shall conclusively be deemed thereafter not to be Shares under this Agreement.
     3.2.6. Other Private Transfers. In addition to any Transfers made in accordance with Sections 3.2.1, 3.2.2, 3.2.3, 3.2.4, 3.2.5 and 3.2.7, any Shareholder may Transfer any or all of such Shareholder’s Shares with Majority Sponsor Approval if such Transfer takes place before the closing of the Initial Public Offering and in compliance with Sections 3.3, 4.1 and 4.3. Any Shares so Transferred shall conclusively be deemed thereafter to be

Shares under this Agreement and each transferee shall be bound by the terms of this Agreement in accordance with Section 3.3.
     3.2.7. Luxco and Avago Partners Distributions. Luxco may at any time effect a Transfer of any or all of its Shares in a pro rata Transfer to its shareholders, without regard to any other restrictions on transfer contained elsewhere in this Agreement. Following such a distribution by Luxco, Avago Partners may at any time effect a Transfer of any or all of its Shares in a pro rata Transfer to its partners, without regard to any other restrictions on transfer contained elsewhere in this Agreement. Any Shares so Transferred by Luxco or Avago Partners shall conclusively be deemed thereafter to be Shares under this Agreement, each transferee shall be bound by the terms of this Agreement and, following any such Transfer by Avago Partners, its partners shall be deemed to be Sponsors hereunder.
     3.3 Certain Transferees to Become Parties. Any transferee receiving Shares in a Transfer pursuant to Section 3.2.1, 3.2.4(b), 3.2.5 (except a Transfer following which the Shares are deemed not to be Shares hereunder), 3.2.6 or 3.2.7 shall become a Shareholder, party to this Agreement and subject to the terms and conditions of, and be entitled to enforce, this Agreement to the same extent, and in the same capacity, as the Person that Transfers such Shares to such transferee; provided that only a Permitted Transferee of a Sponsor will be deemed to be a Sponsor for purposes of this Agreement (and shall be deemed to be the same Sponsor as the Sponsor which Transferred to it). For the avoidance of doubt, (a) any transferee receiving Shares in a Transfer pursuant to Section 3.2.4(b), 3.2.5 (except a Transfer following which the Shares are deemed not to be Shares hereunder), 3.2.6 or 3.2.7 that is not a Permitted Transferee of a Sponsor will become a party to this Agreement without the benefit of the right to designate board and committee members, or to approve certain actions of the Company and its Subsidiaries, under Section 2; and (b) any transferee receiving Shares in a Transfer pursuant to Section 3.2.4(b), 3.2.5 (except a Transfer following which the Shares are deemed not to be Shares hereunder), 3.2.6 or 3.2.7 that is neither an existing Shareholder nor a Permitted Transferee of a Sponsor will become party to this Agreement as a Shareholder without the benefit of the rights of Tag Along Holders (Section 4.1), First Refusal Holders (Section 4.3), or Participation Offerees (Section 5). Prior to the Transfer of any Shares to any transferee pursuant to Section 3.2.1, 3.2.4(b), 3.2.5 (except a Transfer following which the Shares are deemed not to be Shares hereunder), 3.2.6 or 3.2.7, and as a condition thereto, each Shareholder effecting such Transfer shall (x) cause such transferee to deliver to the Company and each of the Sponsors its written agreement, in form and substance reasonably satisfactory to the Company, to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence and (y) if such Transfer is to a Permitted Transferee, remain directly liable for the performance by such Permitted Transferee of all obligations of such transferee under this Agreement.
     3.4 Restrictions on Public Transfers under Rule 144. After the Initial Public Offering, and subject to the provisions of Sections 3.2.2 and 3.2.5, if any Shareholders’ sales of Shares pursuant to Rule 144 would be subject to aggregation (each such Shareholder whose Shares would be subject to aggregation, a “Related Holder”), then each such Related Holder shall promptly notify each other Related Holder (a) when it has commenced a measurement period for purposes of the Rule 144 group volume limit in connection with a Sale that is subject to such limit and (b) what the volume limit for that measurement period, determined as of its commencement, will be. Subject to Sections 3.2.2 and 3.2.5, each Related Holder shall be entitled to effect Sales that are subject to the Rule 144 group volume limit pro rata during the applicable measurement period based on its percentage ownership of Shares held by all such Related Holders at the start of such measurement period. The provisions of this Section 3.4 shall not apply to any Transfer of Shares (x) in a Public Offering or (y) not subject to volume limitation under Rule 144.
     3.5 Impermissible Transfer. Subject to applicable law, any attempted Transfer of Shares not permitted under the terms of this Section 3 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.
     3.6 Notice of Transfer. To the extent that, prior to the Initial Public Offering, any Shareholder or Permitted Transferee shall Transfer any Shares, such Shareholder or Permitted Transferee shall, within three (3) Business Days following consummation of such Transfer, deliver notice thereof to the Company and each Sponsor.
     3.7 Period. Each of the foregoing provisions of this Section 3 shall expire upon the earlier of (i) a Change in Control and (ii) Majority Sponsor Approval of the termination in full of the provisions of this Section 3 after the Initial Public Offering.
4. “TAG ALONG” AND “DRAG ALONG” RIGHTS; RIGHT OF FIRST REFUSAL.
     4.1 Tag Along. If any Prospective Selling Shareholder proposes to Sell any Shares to any Prospective Buyer(s) other than in a Transfer pursuant to Section 3.2.1, 3.2.2, 3.2.3 or 3.2.7:
     4.1.1. Notice. The Prospective Selling Shareholder shall, prior to any such proposed Transfer, deliver a written notice (the “Tag Along Notice”) to each Co-Investor (each such Co-Investor, a “Tag Along Holder”). The Tag Along Notice shall include:
     (a) the principal terms and conditions of the proposed Sale, including (i) the number and class of the Shares to be purchased from the Prospective Selling Shareholder, (ii) the fraction(s) expressed as a percentage, determined by dividing the number of Shares of each class to be purchased from the Prospective Selling Shareholder by the total number of Shares of each such class held by the Prospective Selling Shareholder (for each class, the “Tag Along Sale Percentage”) (it being understood that the Company shall reasonably cooperate with the Prospective Selling Shareholder in respect of the determination of each applicable Tag Along Sale Percentage), (iii) the purchase price or the formula by which such price is to be determined and the payment terms, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, (iv) the name and address of each Prospective Buyer and (v) if known, the proposed Transfer date; and
     (b) an invitation to each Tag Along Holder to make an offer to include in the proposed Sale to the applicable Prospective Buyer(s) Shares of the same class(es) being sold by the Prospective Selling Shareholder held by such Tag Along Holder (not in any event to exceed the Tag Along Sale Percentage of the total number of Shares of the applicable class held by such Tag Along Holder), on the same terms and conditions (subject to Section 4.4.3 in the case of Options, Warrants and Convertible Securities), with respect to each Share Sold, as the Prospective Selling Shareholder shall Sell each of its Shares. For purposes of this Section 4.1, but subject to Section 4.4.3, all Options, Warrants and Convertible Securities will be treated as the same class of Shares for which they may be exercised.
     4.1.2. Exercise. Within ten (10) Business Days after the date of delivery of the Tag Along Notice (such date the “Tag Along Deadline”), each Tag Along Holder desiring to make an offer to include Shares in the proposed Sale (each a “Participating Seller” and, together with the Prospective Selling Shareholder and any other shareholders of the Company entitled to participate in the proposed Transfer, collectively, the “Tag Along Sellers”) shall deliver a written notice (the “Tag Along Offer”) to the Prospective Selling Shareholder indicating the number of Shares which such Participating Seller desires to have included in the proposed Sale (subject to the limitation set forth in Section 4.1.1(b)). Each Tag Along Holder who does not make a Tag Along Offer in compliance with the above requirements, including the time period, shall be deemed to have waived all of such Tag Along Holder’s rights to participate in such Sale, and the Tag Along Sellers shall thereafter be free to Sell to the Prospective Buyer, at a purchase price no greater than the purchase price set forth in the Tag Along Notice and on other terms and conditions which are not materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Holder(s) pursuant to this Section 4.1.
     4.1.3. Irrevocable Offer. The offer of each Participating Seller contained in such Participating Seller’s Tag Along Offer shall be irrevocable, and, to the extent such offer is accepted, such Participating Seller shall be bound and obligated to Sell in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 4.4.3 in the case of Options, Warrants and Convertible Securities), as the Prospective Selling Shareholder, up to such number of Shares as such Participating Seller shall have specified in such holder’s Tag Along Offer; provided, however, that if the principal terms of the proposed Sale change with the result that the purchase price shall be less than the purchase price set forth in the Tag Along Notice or the other terms and conditions shall be materially less favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, the Prospective Seller shall provide written notice thereof to each Participating Seller and each Participating Seller shall be permitted to withdraw the offer contained in such holder’s Tag Along Offer by written notice to the Prospective Selling Shareholder within three (3) Business Days after delivery of such written notice from the Prospective Selling Shareholder and upon such withdrawal shall be released from such Participating Seller’s obligations thereunder.
     4.1.4. Reduction of Shares Sold. The Prospective Selling Shareholder shall attempt to obtain the inclusion in the proposed Sale of the entire number of Shares which each of the Tag Along Sellers requested to have included in the Sale (as evidenced in the case of the Prospective Selling Shareholder by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller’s Tag Along Offer). In the event the Prospective Selling Shareholder shall be unable to obtain the inclusion of such entire number of Shares in the proposed Sale, the number of Shares to be sold in the proposed Sale shall be allocated among the Tag Along Sellers in proportion, as nearly as practicable, as follows:
     (a) there shall be first allocated to each Tag Along Seller a number of Shares equal to the lesser of (i) the number of Shares of the applicable class offered (or proposed, in the case of the Prospective Selling Shareholder) to be included by such Tag Along Seller in the proposed Sale pursuant to this Section 4.1, and (ii) a number of Shares equal to such Tag Along Seller’s Pro Rata Portion; and
     (b) the balance, if any, not allocated pursuant to clause (a) above shall be allocated to the Prospective Selling Shareholder and each other Tag Along Seller which offered to sell a number of Shares of the applicable class in excess of such Person’s Pro Rata Portion, pro rata to each Tag Along Seller based upon the amount of such excess, or in such manner as the Tag Along Sellers may otherwise agree.
     4.1.5. Additional Compliance. If, prior to consummation, the terms of the proposed Sale shall change with the result that the purchase price to be paid in such proposed Sale shall be greater than the purchase price set forth in the Tag Along Notice or the other terms of such proposed Sale shall be materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be delivered, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1; provided, however, that in the case of such a separate Tag Along Notice, the applicable period to which reference is made in Section 4.1.2 shall be three (3) Business Days. In addition, if the Prospective Selling Shareholders have not completed the proposed Sale by the end of the 180th day after the date of delivery of the Tag Along Notice, each Participating Seller shall be released from such Participating Seller’s obligations under such Participating Seller’s Tag Along Offer, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be delivered, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1, unless the failure to complete such proposed Sale resulted from any failure by any Participating Seller to comply with the terms of this Section 4.1.
     4.1.6. Actions with Respect to Tag Along. In connection with a proposed Sale to which Section 4.1 applies, each Prospective Selling Shareholder agrees that it shall not enter into any agreement or take any action, the principal purpose of which is to discourage or prevent a particular Tag Along Holder from exercising such Tag Along Holder’s Tag Along rights pursuant to this Section 4.1.
     4.2 Drag Along. With respect to a Change in Control which receives Majority Sponsor Approval under Section 2.5, each Shareholder hereby agrees, if requested by the Majority Sponsors, to Sell the same percentage (the “Drag Along Sale Percentage”) of the total number of each class of such Shares held by the Prospective Selling Shareholders that is proposed to be sold by the Prospective Selling Shareholders to a Prospective Buyer in such Change in Control (in one transaction or a series of related transactions), in the manner and on the terms set forth in this Section 4.2. For purposes of this Section 4.2, but subject to Section 4.4.3, all Options, Warrants and Convertible Securities will be treated as the same class of Shares for which they may be exercised. All Shares to be sold to the Prospective Buyer shall be included in determining whether or not a proposed transaction constitutes a Change in Control.
     4.2.1. Exercise. If the Prospective Selling Shareholders wish to exercise the drag-along rights contained in this Section 4.2, then the Prospective Selling Shareholders shall deliver a written notice (the “Drag Along Notice”) to each other Shareholder at least ten (10) Business Days prior to the consummation of the Change in Control transaction. The Drag Along Notice shall set forth the principal terms and conditions of the proposed Sale, including (a) the number and class of Shares to be acquired from the Prospective Selling Shareholders, (b) the Drag Along Sale Percentage for each class, (c) the consideration to be received in the proposed Sale for each class, (d) the name and address of the Prospective Buyer and (e) if known, the proposed Transfer date. If the Prospective Selling Shareholders consummate the proposed Sale to which reference is made in the Drag Along Notice, each other Shareholder (each, a “Participating Seller,” and, together with the Prospective Selling Shareholders, collectively, the “Drag Along Sellers”) shall: (i) be bound and obligated to Sell the Drag Along Sale Percentage of such Drag Along Seller’s Shares of each class in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 4.2.2 and, in the case of Options, Warrants and Convertible Securities, Section 4.4.3) as the Prospective Selling Shareholders shall Sell each Share in the Sale (subject to Section 4.4.3 in the case of Options, Warrants and Convertible Securities); and (ii) except as provided in Section 4.4.3, shall receive the same form and amount of consideration per Share to be received by the Prospective Selling Shareholders for the corresponding class of Shares (on an as converted basis, in the case of Convertible Securities). If any holders of Shares of any class are given an option as to the form and amount of consideration to be received, all holders of Shares of such class will be given the same option. Unless otherwise agreed by each Drag Along Seller, any non-cash consideration shall be allocated among the Drag Along Sellers pro rata based upon the aggregate amount of consideration to be received by such Drag Along Sellers. If at the end of the 180th day after the date of delivery of the Drag Along Notice the Prospective Selling Shareholders have not completed the proposed Sale, the Drag Along Notice shall be null and void, each Participating Seller shall be released from such holder’s obligation under the Drag Along Notice and it shall be necessary for a separate Drag Along Notice to be delivered and the terms and provisions of this Section 4.2 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.2.
     4.2.2. Drag Along Seller Exclusions. Notwithstanding Section 4.2.1 but subject to Section 4.4.1, the requirement that Drag Along Sellers Sell on the same terms and conditions as the Prospective Selling Shareholders shall not apply to any provisions providing for bona fide advisory fees paid for actual services rendered for any Sponsor or requiring any Sponsor to agree to a non-compete.

     4.3 Right of First Refusal. If any Prospective Selling Shareholder proposes to Sell any Shares, other than to a Permitted Transferee, before the closing of an Initial Public Offering in a Transfer (including to another Shareholder or the Company or any of its Subsidiaries) that is made pursuant to Section 3.2.5 or 3.2.6:
     4.3.1. Notice. The Prospective Selling Shareholder shall deliver a written notice of such proposed Sale (a “Sale Notice”) to the Company and to each Majority Sponsor that holds Shares (each Majority Sponsor, a “First Refusal Holder”) not less than thirty (30) days prior to any such proposed Transfer. The Sale Notice shall include:
     (a) (i) the number and class(es) of Shares proposed to be sold by the Prospective Selling Shareholder (the “Subject Shares”), and whether or not the Prospective Buyer(s) is(are) willing to purchase less than all of the Subject Shares, (ii) the purchase price or the formula by which such price is to be determined, (iii) the identity of the Prospective Buyer(s), (iv) the proposed Transfer date, if known, (v) a statement signed by an authorized officer of the Prospective Selling Shareholder that the Prospective Selling Shareholder has received a firm offer from the Prospective Buyer(s) and in good faith believes a binding agreement for Transfer is obtainable on the terms set forth, (vi) a brief description of any other material terms of the proposed Transfer and (vii) a copy of any written proposal or letter of intent or other agreement relating to the proposed Transfer;
     (b) an invitation to the Company to make an offer to purchase any or all of the Subject Shares at such price in cash; and
     (c) an invitation to each First Refusal Holder to make an offer to purchase (subject to Section 4.3.6 below) any number of the Subject Shares not purchased by the Company pursuant to clause (b) above at such price in cash.
     4.3.2. Exercise.
     (a) Within twenty (20) days after the date of delivery of the Sale Notice (the “Company First Refusal Deadline”), the Company may make an offer to purchase any number of the Subject Shares at the price set forth in the Sale Notice by delivering to the Prospective Selling Shareholder a written notice (the “Company First Refusal Notice”) of such offer specifying a number of Subject Shares offered to be purchased from the Prospective Selling Shareholder. The Company shall deliver a copy of the Company First Refusal Notice to each First Refusal Holder at the time it delivers the Company First Refusal Notice to the Prospective Selling Shareholder. On the second (2nd) Business Day following the Company First Refusal Deadline, if by such date the Company has not delivered a Company First Refusal Notice to the Prospective Selling Shareholder indicating that the Company has agreed to purchase all of the Subject Shares at the price set forth in the Sale Notice, the Prospective Selling Shareholder shall deliver a written notice to each First Refusal Holder indicating that the Company has not offered to purchase any of the Subject Shares.

     (b) Within thirty (30) days after the date of delivery of the Sale Notice (the “First Refusal Deadline”), each First Refusal Holder may make an offer to purchase any number of the Subject Shares at the price set forth in the Sale Notice by delivering a written notice (the “First Refusal Notice”) of such offer specifying a number of Subject Shares offered to be purchased from the Prospective Selling Shareholder (each such Person delivering such notice, a “First Refusal Purchaser”).
     (c) The receipt of consideration by any Prospective Selling Shareholder selling Shares as payment for the Transfer of such Shares pursuant to this Section 4.3.2 shall be deemed a representation and warranty by such Prospective Selling Shareholder that: (i) such Prospective Selling Shareholder has full right, title and interest in and to such Shares; (ii) such Prospective Selling Shareholder has all necessary power and authority and has taken all necessary action to sell such Shares as contemplated by this Section 4.3.2; and (iii) such Shares are free and clear of any and all liens or encumbrances other than any arising as a result of the terms of this Agreement.
     (d) Each Person not delivering a Company First Refusal Notice or First Refusal Notice that complies with the above requirements, including the applicable time periods, shall be deemed to have waived all of such Person’s rights to purchase such Shares under this Section 4.3.2, and the Prospective Selling Shareholder shall thereafter be free to Sell the Subject Shares to the Company, First Refusal Purchasers and/or any Prospective Buyer, at a purchase price no less than the price set forth in the Sale Notice, without any further obligation to such Person pursuant to this Section 4.3.
     4.3.3. Irrevocable Offer. The offer of the Company and each First Refusal Purchaser contained in a Company First Refusal Notice or First Refusal Notice, as the case may be, shall be irrevocable, and, subject to Section 4.3.6 below, to the extent such offer is accepted, the Company or such First Refusal Purchaser shall be bound and obligated to purchase the number of Subject Shares set forth in the Company First Refusal Notice or such First Refusal Purchaser’s First Refusal Notice, as the case may be.
     4.3.4. Acceptance of Offers. Within five (5) Business Days after the First Refusal Deadline, the Prospective Selling Shareholder shall inform the Company and each First Refusal Purchaser, by delivery of a written notice (the “Acceptance Notice”), of whether or not the Prospective Selling Shareholder will accept all (but not less than all, subject to Section 4.3.6(b)) offers of the Company and the First Refusal Purchasers; provided that in the event that the aggregate number of Subject Shares offered to be purchased by the Company and the First Refusal Purchasers is equal to or exceeds the aggregate number of Subject Shares, the Prospective Selling Shareholder shall be obligated to accept all the offers of the Company and the First Refusal Purchasers (subject to Section 4.3.6(b)) and the Prospective Selling Shareholder, the Company and the First Refusal Purchasers, as applicable, shall be obligated to negotiate, execute and deliver as promptly as practicable after delivery of the Acceptance Notice definitive documentation consistent with the terms described in the Sale Notice that is reasonably acceptable to each such party. In the event the Prospective Selling Shareholder fails to deliver the Acceptance Notice within the specified time period when the aggregate number of Shares offered to be purchased by the Company and the First Refusal Purchasers is less than the number of Subject Shares, the Prospective Selling Shareholder shall be deemed to have decided not to Sell the Subject Shares to the Company and the First Refusal Purchasers. If the Prospective Selling Shareholder decides not to Sell the Subject Shares to the Company and the First Refusal Purchasers when the number of Shares offered to be purchased by the Company and the First Refusal Purchasers is less than the number of Subject Shares, the Company and each First Refusal Purchaser shall be released from the Company’s and such holder’s obligations under the Company’s or such First Refusal Purchaser’s, as the case may be, irrevocable offer.
     4.3.5. Additional Compliance. If at the end of the 180th day after the date of delivery of the Sale Notice, the Prospective Selling Shareholder and the Company, First Refusal Purchasers or Prospective Buyer (if not a First Refusal Purchaser), if any, have not completed the Sale of the Subject Shares (other than due to the failure of the Company or any First Refusal Purchaser to perform its obligations under this Section 4.3), the Company and each First Refusal Purchaser shall be released from the Company’s or such First Refusal Purchaser’s obligations under the Company’s or such First Refusal Purchaser’s, as the case may be, irrevocable offer, the Sale Notice shall be null and void, and it shall be necessary for a separate Sale Notice to be delivered, and the terms and provisions of this Section 4.3 separately complied with, in order to consummate a Transfer of such Subject Shares; provided, however, that in the case of such a separate Sale Notice in which the classes of Subject Shares and the purchase price are unchanged and the number of Subject Shares is substantially the same, the applicable period to which reference is made in Section 4.3.1 and 4.3.2(b) shall be ten (10) Business Days and the applicable period to which reference is made in Section 4.3.2(a) shall be five (5) Business Days, and the time to complete such Sale referenced in the first sentence of this Section 4.3.5 shall be 90 days instead of 180 days.
     4.3.6. Determination of the Number of Subject Shares to be Sold.
     (a) In the event that the aggregate number of Shares offered to be purchased by the Company and the First Refusal Purchasers is less than the number of Subject Shares, (i) the Prospective Selling Shareholder may accept the offers of the Company and the First Refusal Purchasers and, at the option of the Prospective Selling Shareholder, sell any remaining Subject Shares which the Company and the First Refusal Purchasers did not elect to purchase to one or more Prospective Buyers (at a purchase price that is no less than the price set forth in the Sale Notice) or (ii) if a single Prospective Buyer or group of Prospective Buyers is unwilling to purchase less than all of the Subject Shares, the Prospective Selling Shareholder may Sell all (but not less than all) of the Subject Shares to such Prospective Buyer or group of Prospective Buyers at a purchase price that is no less than the purchase price set forth in the Sale Notice rather than Sell the Subject Shares to the Company and the First Refusal Purchasers. Such sales, if any, to Prospective Buyer(s) other than the Company and the First Refusal Purchasers in accordance with this clause (a) shall be consummated together with the sale to the Company and the First Refusal Purchasers.

     (b) In the event that the aggregate number of Subject Shares offered to be purchased by the Company and the First Refusal Purchasers is equal to or exceeds the aggregate number of Subject Shares, the Subject Shares shall be sold to the Company and the First Refusal Purchasers as follows:
     (i) there shall be first allocated to the Company a number of Shares of each applicable class equal to the lesser of (A) the number of Shares of such class offered to be purchased by the Company in the Company First Refusal Notice and (B) the number of Subject Shares of such class;
     (ii) from the balance, if any, not allocated pursuant to clause (i) above there shall be allocated to each First Refusal Purchaser a number of Shares of each applicable class equal to the lesser of (A) the number of Shares of such class offered to be purchased by such First Refusal Purchaser pursuant such holder’s First Refusal Notice, and (B) a number of Shares of such class equal to such First Refusal Purchaser’s Pro Rata Portion; and
     (iii) the balance, if any, not allocated pursuant to clause (ii) above shall be allocated to those First Refusal Purchasers which offered to purchase a number of Shares of the applicable class in excess of such Person’s Pro Rata Portion pro rata to each such First Refusal Purchaser based upon the amount of such excess, or in such other manner as the First Refusal Purchasers may otherwise agree.
     4.3.7. Actions with respect to Rights of First Refusal. In connection with a proposed Sale to which Section 4.3 applies, each Prospective Selling Shareholder agrees that it shall not enter into any agreement or take any action, the principal purpose of which is to discourage or prevent a particular Person from exercising their Rights of First Refusal pursuant to this Section 4.3.
     4.3.8. Company Assignment of Rights. In connection with a proposed Sale to which Section 4.3 applies, the Company may at any time at its option assign its rights under this Section 4.3 and substitute any Subsidiary or Person for itself to act as the purchaser or to exercise any other right of the Company, or to satisfy any obligation of the Company, under this Section 4.3.
     4.4 Miscellaneous. The following provisions shall be applied to any proposed Sale to which Section 4.1, 4.2 or 4.3 applies:
     4.4.1. Further Assurances. The Company and each Participating Seller and First Refusal Purchaser shall take or cause to be taken all such actions as may be reasonably necessary or reasonably desirable in order to expeditiously consummate each Sale pursuant to Section 4.1, Section 4.2 or Section 4.3 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Prospective Selling Shareholder(s) and the Prospective Buyer; provided, however, that Participating Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence. Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Shareholder(s) to which such Prospective Selling Shareholder(s) will also be party, including agreements to (a)(i) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares, the absence of any Adverse Claim with respect to such Shares and the non-contravention of other agreements and (ii) be liable as to such representations, warranties, covenants and other agreements, in each case to the same extent (but with respect to its own Shares) as the Prospective Selling Shareholder(s), and (b) in the case of a Sale pursuant to Sections 4.1 or 4.2, be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its subsidiaries; provided, however, that the aggregate amount of liability described in this clause (b) in connection with any Sale of Shares shall not exceed the lesser of (i) such Participating Seller’s pro rata portion of any such liability, to be determined in accordance with such Participating Seller’s portion of the aggregate proceeds to all Participating Sellers and Prospective Selling Shareholder(s) in connection with such Sale and (ii) the proceeds to such Participating Seller in connection with such Sale.
     4.4.2. Sale Process. The Majority Sponsors, in the case of a proposed Sale pursuant to Section 4.2, or the Prospective Selling Shareholder, in the case of a proposed Sale pursuant to Section 4.1 or 4.3 (but, in the case of Section 4.3, only when the aggregate number of Shares offered to be purchased by the Company and the First Refusal Purchasers is less than the number of Subject Shares) shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Sale and the terms and conditions thereof. No Shareholder nor any Affiliate thereof shall have any liability to any other Shareholder or the Company arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale except to the extent such holder shall have failed to comply with the provisions of this Section 4 and such failure shall have prevented the Company or such other Shareholder from exercising its rights pursuant to Section 4.1, 4.2 or 4.3, as applicable.
     4.4.3. Treatment of Options, Warrants and Convertible Securities. If any Participating Seller shall Sell any Options, Warrants or Convertible Securities that are exercisable, convertible or exchangeable in any Sale pursuant to Section 4, such Participating Seller shall receive in exchange for such Options, Warrants or Convertible Securities consideration in the amount (if greater than zero) equal to the purchase price received by the Prospective Selling Shareholder(s) in such Sale for the number of Outstanding Company Shares that would be issued upon exercise, conversion or exchange of such Options, Warrants or Convertible Securities less the exercise price, if any, of such Options, Warrants or Convertible Securities (or, with respect to Convertible Securities, if greater, the amount of the liquidation preference, if any, such securities would be entitled to in connection with such Sale in lieu of converting), in each case, subject to reduction for any tax or other amounts required to be withheld under applicable law.
     4.4.4. Closing. The closing of a Sale to which Section 4.1, 4.2 or 4.3 applies shall take place (i) on the proposed Transfer date, if any, specified in the Tag Along Notice, Drag Along Notice or Sale Notice, as applicable (provided that consummation of any Transfer may be extended beyond such date to the extent necessary to obtain any applicable governmental approval or other required approval or to satisfy other conditions), (ii) if no proposed Transfer date was required to be specified in the Drag Along Notice or Sale Notice, at such time as the Prospective Selling Shareholders shall specify by notice to each Participating Seller, the Company or First Refusal Purchaser, as the case may be, and (iii) at such place as the Prospective Selling Shareholder(s) shall specify by notice to each Participating Seller in the case of a Sale to which Section 4.1 or Section 4.2 applies. At the closing of such Sale, each Participating Seller or Prospective Selling Shareholder (with respect to a Sale under Section 4.3) shall deliver the certificates evidencing the Shares to be Sold by such Participating Seller, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances (other than any arising as a result of the terms of this Agreement), with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration.
     4.5 Period. The provisions of Section 4.3 shall expire as to any Share upon the earlier of (a) a Change in Control that has been approved by Majority Sponsor Approval and (b) the Initial Public Offering. The provisions of Sections 3.2, 4.1 and 4.2 may be collectively terminated in their entirety at any time following the Initial Public Offering with Majority Sponsor Approval. All of the provisions of this Section 4 above shall expire upon a Change in Control that has been approved by Majority Sponsor Approval.
5. PARTICIPATION RIGHTS. The Company shall not, and shall not permit any Subsidiary of the Company (the Company and each such Subsidiary, an “Issuer”) to, issue or sell any shares of any of its capital stock or equity securities or any securities convertible into or exchangeable for any shares of its capital stock or equity securities, issue or grant any options or warrants for the purchase of, or enter into any agreements providing for the issuance (contingent or otherwise) of, any of its capital stock or equity securities or any stock or securities convertible into or exchangeable for any shares of its capital stock or equity securities, in each case, to any Person (each an “Issuance” of “Subject Securities”), except in compliance with the provisions of this Section 5. Notwithstanding the foregoing, the provisions of this Section 5 shall not apply to Issuances described below in Section 5.3.
     5.1 Right of Participation.
     5.1.1. Offer . Not fewer than fifteen (15) Business Days prior to the consummation of an Issuance, a notice (the “Participation Notice”) shall be delivered by the

Issuer to each Sponsor (the “Participation Offerees”). The Participation Notice shall include:
     (a) the principal terms and conditions of the proposed Issuance, including (i) the amount, kind and terms of the Subject Securities to be included in the Issuance, (ii) the percentage of the total number of Shares outstanding as of immediately prior to giving effect to such Issuance which the number of Shares held by such Participation Offeree equals immediately prior to such issuance constitutes (the “Participation Portion”), (iii) the price (including if applicable, the Price Per Equivalent Share) per unit of the Subject Securities, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, (iv) the proposed manner through which the Company shall effectuate the Issuance, (v) if known, the name and address of the Person to whom the Subject Securities are expected to be issued (the “Prospective Subscriber”) and (vi) if known, the proposed Issuance date; and
     (b) an offer by the Issuer to issue, at the option of each Participation Offeree, to such Participation Offeree such portion of the Subject Securities to be included in the Issuance as may be requested by such Participation Offeree (not to exceed the Participation Portion of the total amount of Subject Securities to be included in the Issuance), on the same terms and conditions (except that, if non-cash consideration is to be delivered, a Participating Buyer would pay the cash equivalent thereof (as reasonably determined by the Board)), with respect to each unit of Subject Securities issued to the Participation Offerees, as each of the Prospective Subscribers shall be issued units of Subject Securities.
     5.1.2. Exercise.
     (a) General. Each Participation Offeree desiring to accept the offer contained in the Participation Notice shall accept such offer by delivering a written notice of such acceptance to the Issuer within ten (10) Business Days after the date of delivery of the Participation Notice specifying the amount of Subject Securities (not in any event to exceed the Participation Portion of the total amount of Subject Securities to be included in the Issuance) which such Participation Offeree desires to be issued (each a “Participating Buyer”). Each Participation Offeree who does not accept such offer in compliance with the above requirements, including the applicable time period, shall be deemed to have waived all of such Participation Offeree’s rights to participate in such Issuance, and the Issuer shall thereafter be free to issue Subject Securities in such Issuance to the Prospective Subscriber and any Participating Buyers, at a price no less than the minimum price set forth in the Participation Notice and on other terms not materially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, without any further obligation to such non-accepting Participation Offerees pursuant to Section 5. If, prior to consummation, the terms of such proposed Issuance shall change with the result that the price shall be less than the minimum price set forth in the Participation Notice or the other terms shall be materially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, it shall be necessary for a separate Participation Notice to be delivered, and the terms and provisions of this Section 5.1 separately complied with, in order to consummate such Issuance pursuant to this Section 5.1; provided, however, that in such case of a separate Participation Notice, the applicable period to which reference is made in Section 5.1.1 and in the first sentence of Section 5.1.2(a) shall be three (3) Business Days and two (2) Business Days, respectively.
     (b) Irrevocable Acceptance. The acceptance of each Participating Buyer shall be irrevocable except as hereinafter provided, and each such Participating Buyer shall be bound and obligated to acquire in the Issuance on the same terms and conditions, with respect to each unit of Subject Securities issued, as the Prospective Subscriber, such amount of Subject Securities as such Participating Buyer shall have specified in such Participating Buyer’s written commitment.
     (c) Time Limitation. If at the end of the 180th day after the date of the effectiveness of the Participation Notice the Issuer has not completed the Issuance, each Participating Buyer shall be released from such Participating Buyer’s obligations under the written commitment, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to be delivered, and the terms and provisions of this Section 5.1 separately complied with, in order to consummate such Issuance pursuant to this Section 5.1; provided, however, that in such case of a separate Participation Notice on substantially the same terms and conditions, the applicable period to which reference is made in Section 5.1.1 and in the first sentence of Section 5.1.2(a) shall be three (3) Business Days and two (2) Business Days, respectively, and the time to complete such Issuance referenced in the first sentence of this Section 5.1.2(c) shall be 90 days instead of 180.
     5.1.3. Other Securities. The Issuer may condition the participation of the Participation Offerees in an Issuance upon the purchase by such Participation Offerees of any securities (including debt securities) other than Subject Securities (“Other Securities”) in the event that the participation of the Prospective Subscriber in such Issuance is so conditioned. In such case, each Participating Buyer shall acquire in the Issuance, together with the Subject Securities to be acquired by it, Other Securities in the same proportion to the Subject Securities to be acquired by it as the proportion of Other Securities to Subject Securities being acquired by the Prospective Subscriber in the Issuance, on the same terms and conditions, as to each unit of Subject Securities and Other Securities issued to the Participating Buyers, as the Prospective Subscriber shall be issued units of Subject Securities and Other Securities.
     5.1.4. Certain Legal Requirements. In the event that the participation in the Issuance by a Participation Offeree as a Participating Buyer would require under applicable law (i) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Issuance, which registration or qualification would impose a material burden on the Company, (ii) the provision to any participant in the Sale of material and substantial information regarding the Company or any of its subsidiaries or the securities that is not otherwise required to be provided for the Issuance or (iii) the Company to comply with other requirements under foreign law that it is not otherwise required to comply with and that impose a material burden on the Company, such Participation Offeree shall not have the right to participate in the Issuance. Without limiting the generality of the foregoing, it is understood and agreed that neither the Company nor the Issuer shall be under any obligation to effect a registration of such securities under the Securities Act or similar state statutes or foreign law.
     5.1.5. Further Assurances. Each Participating Buyer shall take or cause to be taken all such reasonable actions as may be reasonably necessary or reasonably desirable in order to expeditiously consummate each Issuance pursuant to this Section 5.1 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Issuer and the Prospective Subscriber. Without limiting the generality of the foregoing, each such Participating Buyer agrees to execute and deliver such subscription and other agreements (on customary and reasonable terms) specified by the Issuer to which the Prospective Subscriber will be party.
     5.1.6. Closing. The closing of an Issuance pursuant to Section 5.1 shall take place (i) on the proposed date of Issuance, if any, set forth in the Participation Notice (provided that consummation of any Transfer may be extended beyond such date to the extent necessary to obtain any applicable governmental approval or other required approval or to satisfy other conditions), (ii) if no proposed Transfer date was required to be specified in the Participation Notice, at such time as the Issuer shall specify by notice to each Participating Buyer, provided that such closing with respect to a Participating Buyer shall not (without the consent of such Participating Buyer) be prior to the date that is fifteen (15) Business Days after the Company issues the applicable Participation Notice and (iii) at such place as the Issuer shall specify by notice to each Participating Buyer. At the closing of any Issuance under this Section 5.1.6, each Participating Buyer shall be delivered the notes, certificates or other instruments evidencing the Subject Securities (and, if applicable, Other Securities) to be issued to such Participating Buyer, registered in the name of such Participating Buyer or such holder’s designated nominee, free and clear of any liens or encumbrances (except such as made under this Agreement), with any transfer tax stamps affixed, against delivery by such Participating Buyer of the applicable consideration.
     5.2 Post-Issuance Notice. Notwithstanding the requirements of Section 5.1, the Issuer may proceed with any Issuance prior to having complied with the provisions of Section 5.1; provided that the Issuer shall:
     (a) provide to each Sponsor who would have been a Participation Offeree in connection with such Issuance (i) with prompt notice of such Issuance and (ii) the Participation Notice described in Section 5.1.1 in which the actual price per unit of Subject Securities (and, if applicable, actual Price Per Equivalent Share) shall be set forth;
     (b) offer to issue to such Sponsor such number of securities of the type issued in the Issuance as may be requested by such Sponsor (not to exceed the Participation Portion that such Sponsor would have been entitled to pursuant to Section 5.1 multiplied by the sum of (a) the number of Subject Securities included in the Issuance and (b) the aggregate number of shares issued pursuant to this Section 5.2 with respect to such Issuance) on the same economic terms and conditions with respect to such securities as the subscribers in the Issuance received; and
     (c) keep such offer open for a period of fifteen (15) Business Days, during which period, each such Sponsor may accept such offer by sending a written acceptance to the Issuer committing to purchase an amount of such securities (not in any event to exceed the Participation Portion that such Sponsor would have been entitled to pursuant to Section 5.1 multiplied by the sum of (a) the number of Subject Securities included in such issuance and (b) the aggregate number of shares issued pursuant to this Section 5.2 with respect to such Issuance).
     5.3 Excluded Transactions. The provisions of this Section 5 shall not apply to Issuances by the Company or any Subsidiary as follows:
     (a) Any Issuance of Subject Securities upon exercise of the Capstone Option, or upon the conversion or exercise or exchange of any other options, warrants, or other securities convertible into, or exercisable or exchangeable for, equity securities, that are outstanding on the date hereof or Issued after the date hereof in compliance with the provisions of this Section 5;
     (b) Any Issuance of Subject Securities pursuant to the Management Equity Plan or any other employee benefit or incentive plan that has been approved by Majority Sponsor Approval;
     (c) Any Issuance of Subject Securities in connection with any business combination or acquisition transaction involving the Company or any Subsidiary or in connection with any joint venture or strategic partnership, in each case which has received Majority Sponsor Approval;
     (d) Any Issuance of Shares pursuant to an Initial Public Offering;
     (e) Any Issuance of Shares to the Sponsors (other than SLP, KKR or Avago Partners) in connection with the closing of the Acquisition;
     (f) Any Issuance of Subject Securities in connection with any stock split, stock dividend or other recapitalization;
     (g) Any Issuance of Subject Securities as a bona-fide “equity kicker” to a lender in connection with a debt financing;

     (h) Any Issuance of Subject Securities by a Subsidiary to the Company or any other Subsidiary;
     (i) The Issuance of the Capstone Option and the Issuance of Company Shares pursuant to the Luxco Securities Subscription Agreement;
     (j) The Issuance of Shares listed on Schedule I attached hereto; or
     (k) Any Issuance of Subject Securities as to which the Issuer has received Majority Sponsor Approval for the waiver of the provisions of this Section 5 as to all Sponsors (including the Majority Sponsors).
     5.4 Acquired Shares. Any Subject Securities constituting Company Shares or Company Preferred acquired by any Sponsor pursuant to this Section 5 shall be deemed for all purposes hereof to be Shares hereunder.
     5.5 Period. Each of the foregoing provisions of this Section 5 shall expire on the earlier of (a) a Change in Control that has been approved by Majority Sponsor Approval or (b) the closing of the Initial Public Offering.
     5.6 Actions with respect to Participation Rights. In connection with each Issuance to which Section 5 applies, the Company agrees that it shall not enter into any agreement or take any action, the principal purpose of which is to discourage or prevent a particular Participation Offeree from exercising their participating rights pursuant to this Section 5.
6. COVENANTS.
     6.1 Information Rights.
     6.1.1. Historical Financial Information. The Company will furnish to each Sponsor that owns at least 2.5% of the Outstanding Company Shares the following information:
     6.1.1.1 As soon as available, and in any event within 120 days after the end of each fiscal year of the Company, the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, cash flows and changes in shareholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the next preceding fiscal year, accompanied by the report of independent certified public accountants of recognized national standing, to the effect that, except as set forth therein, such consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a basis consistent with prior years and fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the dates thereof and the results of their operations and changes in their cash flows and shareholders’ equity for the periods covered thereby.

     6.1.1.2 As soon as available, and in any event within 60 days after the end of each fiscal quarter (other than the fourth fiscal quarter) of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income and cash flows for such quarter and the portion of the fiscal year then ended, setting forth in each case the figures for the corresponding periods of the previous fiscal year in comparative form, all in reasonable detail and all prepared in accordance with GAAP consistently applied.
     6.1.1.3 As soon as available, and in any event within 30 days after the end of each month (other than the last month of a fiscal quarter), the consolidated balance sheet of the Company and its Subsidiaries as at the end of such month and the related consolidated statements of income and cash flows for such month and the portion of the fiscal year then ended (to the extent prepared by the Company), setting forth in each case the figures for the corresponding periods of the previous fiscal year in comparative form, all in reasonable detail.
     6.1.2. Tax Information Within 90 days after the end of each fiscal year to the extent reasonably practicable, and in any event within 120 days after the end of each fiscal year, the Company shall cause to be delivered to any Person who was a Shareholder during such prior fiscal year all information necessary for the preparation of such Person’s income tax returns (whether federal, state or foreign).
     6.1.3. Access. So long as any Sponsor owns at least 5% of the Outstanding Company Shares, such Sponsor shall have the right to (a) inspect, during normal business hours upon reasonable advance notice to the Company and its Subsidiaries, as applicable, and without unreasonably interfering with the Company’s and the Subsidiaries’, as applicable, normal business operations, such of the Company’s and its Subsidiaries’ facilities, records, files and other information as it may reasonably request and (b) meet with the Company’s and its Subsidiaries’ officers, other management personnel and outside accountants to obtain such information regarding the Company and its Subsidiaries and their respective businesses and prospects as it may reasonably request.
     6.1.4. Period. The provisions of Sections 6.1.1.1 and 6.1.1.2 shall expire on the earlier of (a) a Change in Control following which the Majority Sponsors are no longer entitled to receive the benefits of such Section and (b) the Initial Public Offering. The other provisions of this Section 6.1 shall expire on a Change in Control.
     6.2 Confidentiality. Each Shareholder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than in connection with its investment in the Company and its Subsidiaries, any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 6.2 by such Shareholder or its Affiliates), (ii) is or has been independently developed or conceived by such Shareholder without use of the Company’s or any Subsidiary’s confidential information or (iii) is or has been made known or disclosed to such Shareholder by a third party (other than an Affiliate or agent of such Shareholder) without a breach of any obligation of confidentiality such third party may have to the Company or any Subsidiary that is known to such Shareholder; provided, however, that a Shareholder may disclose confidential information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with its investment in the Company or for evaluating and preparing disclosure pursuant to clause (d) below, (b) to any prospective purchaser of any Shares from such Shareholder as long as such prospective purchaser agrees to be bound by the provisions of this Section 6.2, (c) to any Affiliate, partner or member of such Shareholder in the ordinary course of business, (d) to the extent necessary for a Shareholder to enforce its rights under this Agreement, the other agreements entered into in connection herewith and under the Company Memorandum of Association and Company Articles of Association or (e) as may otherwise be required by law (including reporting under Securities laws and governmental filings); provided that such Shareholder takes reasonable steps to minimize the extent of any such required disclosure, including using best efforts to obtain a protective order in any legal proceeding, and provide the Company with written notice describing the disclosure that was or is to be made; provided, further, that the acts and omissions of any Person to whom such Shareholder may disclose confidential information pursuant to clauses (a) and (c) of the preceding proviso shall be attributable to such Shareholder for purposes of determining such Shareholder’s compliance with this Section 6.2.
     Each of the parties hereto acknowledges that the Sponsors may review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company or the Subsidiaries. Nothing in this Section 6.2 shall preclude or in any way restrict the Sponsors or their Affiliates from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of the Company or the Subsidiaries. Except as a Sponsor may otherwise agree in writing after the date hereof with respect to itself or its Affiliates (or its or its Affiliates’ employees, officers, directors, partners, members, shareholders, or agents): (i) such Persons shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly: (A) engage in the same or similar business activities or lines of business as the Company or any of its Subsidiaries and (B) do business with any client or customer of the Company or any of its Subsidiaries; (ii) no such Person shall be liable to the Company or any of its Subsidiaries or Shareholders for breach of any duty (contractual or otherwise) by reason of any such activities or of such Person’s participation therein; and (iii) in the event that any such Person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or its Subsidiaries on the one hand, and any such Person on the other hand, or any other person, no such Person shall have any duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of its Subsidiaries or any of its Shareholders and, notwithstanding any provision of this Agreement to the contrary, such Persons shall not be liable to the Company or its Subsidiaries or Shareholders for breach of any duty (contractual or otherwise) by reason of the fact that any such Person directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company or its Subsidiaries or Shareholders.

7. REMEDIES.
     7.1 Generally. The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.
8. LEGENDS.
     8.1 Restrictive Legend. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS PURSUANT TO A SHAREHOLDER AGREEMENT DATED AS OF DECEMBER 1, 2005 AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S SHAREHOLDERS, AS AMENDED. A COPY OF SUCH SHAREHOLDER AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”
     Any Person who acquires Shares which are not subject to the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.
     8.2 Securities Act Legend. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:
“THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY COUNTRY AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SECURITIES PURCHASED HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE UNDER A SHAREHOLDER AGREEMENT AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER AND UNDER SUCH SHAREHOLDER AGREEMENT”

     8.3 Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends and this Agreement are satisfied.
     8.4 Termination of the Securities Act Legend. The requirement imposed by Section 8.2 shall cease and terminate as to any particular Shares (a) when, in the opinion of counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or applicable foreign securities laws or (b) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144 and in accordance with applicable foreign securities laws. Wherever such requirement shall cease and terminate as to any Shares, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 8.2.
9. AMENDMENT, TERMINATION, ETC.
     9.1 Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.
     9.2 Written Modifications. Except as otherwise expressly set forth herein, this Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and Sponsors holding not less than 70% of the Outstanding Company Shares; provided, however, the admission of new parties pursuant to the terms of Section 3.3 shall not constitute an amendment of or notification of this Agreement for purposes of this Section 9.2.
Notwithstanding the foregoing, if any amendment, modification, extension, termination or waiver (an “Amendment”) would (i) adversely change or affect the rights of a particular Sponsor in a manner disproportionate to the rights of the Sponsors approving such Amendment, or (ii) adversely impose any additional material obligations on a particular Sponsor, then the consent of such particular Sponsor shall also be required.
Each such Amendment shall be binding upon each party hereto and each Shareholder subject hereto. In addition, each party hereto and each Shareholder subject hereto may waive any right hereunder, as to itself, by an instrument in writing signed by such party or Shareholder. To the extent the Amendment of any Section of this Agreement would require a specific consent pursuant to this Section 9.2, any Amendment to definitions to the extent used in such Section shall also require the specified consent.
     9.3 Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination.
10. DEFINITIONS. For purposes of this Agreement:
     10.1 Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 10:

     (a) The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;
     (b) The word “including” shall mean including, without limitation;
     (c) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and
     (d) The masculine, feminine and neuter genders shall each include the other.
     10.2 Definitions. The following terms shall have the following meanings:
     “Acceptance Notice” shall have the meaning set forth in Section 4.3.4.
     “Acquisition” means the acquisition of the Semiconductor Products Group of Agilent pursuant to an Asset Purchase Agreement, and ancillary agreements, between the Company and Agilent dated August 14, 2005, as amended from time to time.
     “Adverse Claim” shall have the meaning set forth in Section 8-102 of the applicable Uniform Commercial Code.
     “Advisory Agreement” shall mean the Advisory Agreement made and entered into as of the Original Agreement Effective Date by and among the Company, Kohlberg Kravis Roberts & Co., L.P., a Delaware limited partnership, and Silver Lake Management Company, L.L.C., a Delaware limited liability company.
     “Affiliate” shall mean, with respect to any Person, (i) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided, however, that neither the Company nor any of its controlled Affiliates shall be deemed an Affiliate of any of the Shareholders (and vice versa); provided, further, neither Integral Capital nor Capstone shall be deemed to be an Affiliate of any of Silver Lake, Avago Partners or KKR, (ii) if such Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to such Person or an Affiliate thereof and (iii) if such Person is a natural Person, any Family Member of such natural Person.
     “Agilent” means Agilent Technologies, Inc., a Delaware corporation.
     “Agreement” shall have the meaning set forth in the Preamble.
     “Amendment” shall have the meaning set forth in Section 9.2.

     “Avago Partners” shall have the meaning set forth in the Preamble.
     “Board” shall have the meaning set forth in the Recitals.
     “Board Designator” has the meaning set forth in Section 2.2.1.
     “Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Singapore.
     “Capstone” shall have the meaning set forth in the Preamble.
     “Capstone Option” shall have the meaning set forth in the Recitals.
     “Capstone Shareholder Agreement” shall have the meaning set forth in the Recitals.
     “Change in Control” shall mean any transaction or series of related transactions (whether by merger, consolidation or sale or transfer of the Company Equity Shares or assets (including stock of its Subsidiaries), or otherwise) as a result of which an Independent Third Party obtains ownership, directly or indirectly, (i) of Company Equity Shares which represent more then 50% of the total voting power in the Company or (ii) by lease, license, sale or otherwise, of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis.
     “Charitable Organization” shall mean a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.
     “Co-Investor” shall mean any of Temasek, Geyser, Avago Partners, Integral Capital or Capstone.
     “Company” shall have the meaning set forth in the Preamble.
     “Company Articles of Association” shall mean the amended and restated articles of association of the Company, as amended from time to time.
     “Company Equity Shares” shall mean the Company Shares, the Company Preferred and any other classes of ordinary or preferred shares of the Company.
     “Company First Refusal Deadline” shall have the meaning set forth in Section 4.3.2(a).
     “Company First Refusal Notice” shall have the meaning set forth in Section 4.3.2(a).
     “Company Memorandum of Association” shall mean the amended and restated memorandum of association of the Company, as amended from time to time.
     “Company Preferred” shall have the meaning set forth in the Recitals.
     “Company Shares” shall have the meaning set forth in the Recitals.
     “Convertible Securities” shall mean any evidence of indebtedness, shares of stock, including the Company Preferred, or other securities or rights (other than Options and Warrants)

which are directly or indirectly convertible into or exchangeable or exercisable for Company Shares.
     “Current Percentage Ownership” of Silver Lake, KKR or a Sponsor means, as of a date of determination, the number of Shares owned by Silver Lake, KKR or such Sponsor, as the case may be, divided by the number of Silver Lake’s, KKR’s or such Sponsor’s, as the case may be, Initial Shares. For purposes of calculating the Current Percentage Ownership of Silver Lake or KKR, each of Silver Lake and KKR shall be deemed to own its pro rata portion of the number of Shares owned by Luxco based upon their ownership of Luxco equity securities.
     “Drag Along Notice” shall have the meaning set forth in Section 4.2.1.
     “Drag Along Sale Percentage” shall have the meaning set forth in Section 4.2.
     “Drag Along Sellers” shall have the meaning set forth in Section 4.2.1.
     “Effective Date” shall have the meaning set forth in Section 1.
     “Equivalent Shares” shall mean, at any date of determination, (a) as to any Outstanding Company Shares, such number of Outstanding Company Shares and (b) as to any outstanding Options, Warrants or Convertible Securities which constitute Shares, the number of Outstanding Company Shares for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.
     “Exempt Issuance” shall mean each of the Issuances described in paragraphs (a), (b), (c), (e), (f), (i) and (j) of Section 5.3.
     “Fair Market Value” shall mean, as of any date, as to any Share, property or other asset, the Board’s good faith determination of the fair value of such Share, property or other asset as of the applicable reference date.
     “Family Member” shall mean, with respect to any natural Person, such Person’s spouse and descendants (whether or not adopted) and any trust, family limited partnership or limited liability company that is and remains solely for the benefit of such Person’s spouse and/or descendants.
     “First Refusal Deadline” shall have the meaning set forth in Section 4.3.2(b).
     “First Refusal Holder” shall have the meaning set forth in Section 4.3.1.
     “First Refusal Notice” shall have the meaning set forth in Section 4.3.2(b).
     “First Refusal Purchaser” shall have the meaning set forth in Section 4.3.2(b).

     “Geyser” shall have the meaning set forth in the Preamble.
     “Indemnitees” shall have the meaning set forth in Section 11.9.
     “Independent Third Party” means any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) that is not one of the Majority Sponsors (or any Affiliate of such Majority Sponsor, or any officer, director, or employee of such Majority Sponsor or its Affiliates).
     “Initial Public Offering” shall mean the initial firm commitment underwritten Public Offering registered under the Securities Act or equivalent foreign securities laws (other than a registration statement on Form F-4, Form S-4 or Form S-8 (or any similar or successor form or equivalent foreign form)).
     “Initial Shares” shall mean, with respect to Silver Lake, KKR or any Sponsor, the number of Shares owned by Silver Lake, KKR or such Sponsor, as the case may be, on the date hereof, as set forth opposite such Person’s name on Schedule I attached hereto; which number of Shares shall be proportionally adjusted (and Schedule I shall be modified accordingly) for any stock split, combinations, stock dividend or other recapitalization affecting the Company Equity Shares. For purposes of calculating the number of Initial Shares held by each of Silver Lake and KKR, each of Silver Lake and KKR shall be deemed to own its pro rata portion of the number of Company Shares and Company Preferred, as the case may be, owned by Luxco on the date hereof based upon their ownership of Luxco equity securities.
     “Integral Capital” shall have the meaning set forth in the Preamble.
     “Issuance” shall have the meaning set forth in Section 5.
     “Issuer” shall have the meaning set forth in Section 5.
     “KKR Designees” shall have the meaning set forth in Section 2.1.2(b).
     “KKR” shall have the meaning set forth in the Preamble.
     “KKR Europe” shall have the meaning set forth in the Preamble.
     “KKR Europe II” shall have the meaning set forth in the Preamble.
     “KKR Millennium” shall have the meaning set forth in the Preamble.
     “Luxco” shall have the meaning set forth in the Preamble.
     “Luxco Securities Subscription Agreement” shall mean the Securities Subscription Agreement made as of the Effective Date between the Company and Luxco.
     “Majority Sponsor Approval” means the written approval of Silver Lake and KKR.
     “Majority Sponsors” shall mean Silver Lake and KKR, and for so long as Luxco holds Shares, Luxco.

     “Management Equity Plan” shall have the meaning set forth in the Recitals.
     “Management Shareholder Agreement” shall have the meaning set forth in the Recitals.
     “Management Shareholders” shall have the meaning set forth in the Recitals.
     “Observer” shall have the meaning set forth in Section 2.1.3.
     “Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Company Shares or Company Preferred, other than any such option held by the Company or any right to purchase shares pursuant to this Agreement.
     “Original Agreement” has the meaning set forth in the Recitals.
     “Original Agreement Effective Date” shall have the meaning set forth in the Recitals.
     “Other Securities” shall have the meaning set forth in Section 5.1.3.
     “Outstanding Company Shares” shall mean as of the time of determination, the outstanding Company Shares as of such time, including any Company Shares into which the outstanding Convertible Securities as of such time are convertible (treating such Convertible Securities as a number of outstanding Company Shares for which or into which such Convertible Securities may at the time be converted for all purposes of this Agreement except as otherwise specifically set forth herein). Outstanding Company Shares does not include Company Shares issuable upon exercise of Options or Warrants which have not actually been issued as of the time of determination. In determining Outstanding Company Shares owned by KKR or Silver Lake, in addition to the application of Section 11.1, (i) each of KKR, Silver Lake, Integral Capital, Capstone and Avago Partners shall be deemed to own their pro rata share of Company Equity Securities owned by Luxco based upon their ownership of Luxco equity securities and (ii) each of KKR and Silver Lake shall be deemed to own Company Equity Shares owned, or deemed owned pursuant to clause (i) above, by Avago Partners.
     “Participating Buyer” shall have the meaning set forth in Section 5.1.2(a).
     “Participating Seller” shall have the meaning set forth in Sections 4.1.2 and 4.2.1.
     “Participation Notice” shall have the meaning set forth in Section 5.1.1.
     “Participation Offerees” shall have the meaning set forth in Section 5.1.1.
     “Participation Portion” shall have the meaning set forth in Section 5.1.1(a).
     “Permitted Transferee” shall mean, with respect to any Shareholder, an Affiliate of such Shareholder (other than any “portfolio company” of such Shareholder or any entity controlled by any portfolio company of such Shareholder); provided that such transferee shall agree to be bound by the terms of this Agreement in accordance with Section 3.3. With respect to Temasek, Permitted Transferees of Temasek includes Affiliates of Temasek Holdings (Private) Limited.

     “Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.
     “Price Per Equivalent Share” shall mean the Board’s good faith determination of the price per Equivalent Share of any Convertible Securities or Options which are the subject of an Issuance pursuant to Section 5 hereof.
     “Pro Rata Portion” shall mean:
     (a) for purposes of Section 4.1.4 with respect to each Tag Along Seller, a number of Shares equal to the aggregate number of Shares of the applicable class that the Prospective Buyer is willing to purchase in the proposed Sale, multiplied by a fraction, the numerator of which is the aggregate number of Shares of the applicable class held by such Tag Along Seller and the denominator of which is the aggregate number of Shares of the applicable class held by all Tag Along Sellers; and
     (b) for purposes of Section 4.3.6, with respect to each First Refusal Purchaser, a number of Shares equal to (i) the aggregate number of Subject Shares of the applicable class minus the number of Subject Shares of the applicable class purchased by the Company pursuant to Section 4.3.6(b)(i), multiplied by (ii) a fraction, the numerator of which is the aggregate number of Shares of the applicable class held by such First Refusal Purchaser and the denominator of which is the aggregate number of Shares of the applicable class held by all First Refusal Purchasers.
     “Prospective Buyer” shall mean any Person, including the Company or any of its Subsidiaries, proposing to purchase or otherwise acquire Shares from a Prospective Selling Shareholder.
     “Prospective Selling Shareholder” shall mean:
     (a) for purposes of Section 4.1, any Majority Sponsor that proposes to Transfer any Shares to any Prospective Buyer;
     (b) for purposes of Section 4.2, any Shareholder forming part of the group of Majority Sponsors that has elected to exercise the drag along right provided by such Section; and
     (c) for purposes of Section 4.3, any Shareholder other than a Majority Sponsor that proposes to Transfer any Shares in a transaction that is subject to such Section.
     “Prospective Subscriber” shall have the meaning set forth in Section 5.1.1(a).

     “Public Offering” shall mean a public offering and sale of Company Shares by the Company (or any successor) pursuant to an effective registration statement under the Securities Act and/or in compliance with equivalent applicable foreign securities laws.
     “Registration Rights Agreement” shall have the meaning set forth in Section 11.4.
     “Related Holder” shall have the meaning set forth in Section 3.4.
     “Rule 144” shall mean Rule 144 under the Securities Act (or any successor rule).
     “Sale” shall mean a Transfer for value and the terms “Sell” and “Sold” shall have correlative meanings.
     “Sale Notice” shall have the meaning set forth in Section 4.3.1.
     “Securities Act” shall mean the United States Securities Act of 1933, as in effect from time to time.
     “Securities Subscription Agreement” shall mean the Securities Subscription Agreement made as of the Original Agreement Effective Date among the Company and each of the investors listed on Schedule 1 thereto.
     “Senior Manager” shall mean the chief executive officer (or if none, the highest ranking executive officer) of the Company, and any management employee of the Company that reports directly to the chief executive officer (or if none, the highest ranking executive officer) of the Company.
     “Shareholders” shall have the meaning set forth in the Preamble.
     “Shares” shall mean (a) all Outstanding Company Shares held by a Shareholder, whenever issued, including all Outstanding Company Shares issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities, and (b) all Options, Warrants and Convertible Securities held by a Shareholder (treating such Options, Warrants and Convertible Securities as a number of Company Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein). For clarification purposes, the Company Shares and Company Preferred are each a separate class of Shares.
     “Silver Lake” shall have the meaning set forth in the Preamble.
     “SLP” shall have the meaning set forth in the Preamble.
     “SLP Cayman” shall have the meaning set forth in the Preamble.
     “SLP Designees” shall have the meaning set forth in Section 2.1.2(a).
     “Sponsor Designees” shall have the meaning set forth in Section 2.1.2(c).
     “Sponsors” shall mean the Majority Sponsors and the Co-Investors.

     “Subject Securities” shall have the meaning set forth in Section 5.
     “Subject Shares” shall have the meaning set forth in Section 4.3.1(a).
     “Subsidiary” means, with respect to any Person, any company, corporation, partnership, limited liability company, association, joint venture or other business entity of which (i) if a company or corporation, at least 50% of the total voting power of shares or stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association, joint venture or other business entity, at least 50% of the partnership, joint venture or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.
     “Tag Along Deadline” shall have the meaning set forth in Section 4.1.2.
     “Tag Along Holder” shall have the meaning set forth in Section 4.1.1.
     “Tag Along Notice” shall have the meaning set forth in Section 4.1.1.
     “Tag Along Offer” shall have the meaning set forth in Section 4.1.2.
     “Tag Along Sale Percentage” shall have the meaning set forth in Section 4.1.1(a).
     “Tag Along Sellers” shall have the meaning set forth in Section 4.1.2.
     “Temasek” shall have the meaning set forth in the Preamble.
     “Temasek Designee” shall have the meaning set forth in Section 2.1.2(c).
     “Third-Party Claim” shall have the meaning set forth in Section 11.9.
     “Transaction Agreements” shall mean this Agreement, the Registration Rights Agreement, the Securities Subscription Agreement and the Luxco Securities Subscription Agreement.
     “Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.
     “Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Company Equity Shares.

     “Wholly Owned Subsidiary” means any Subsidiary of the Company of which all of the capital stock or other ownership interests (including any options, warrants, or other securities convertible into, or exercisable or exchangeable for, equity securities) are owned by the Company and/or one or more Wholly Owned Subsidiaries.
11. MISCELLANEOUS.
     11.1 Aggregation of Shares. All Shares held by a Shareholder and its Affiliates shall be aggregated together for purposes of (a) determining the availability of any rights under Sections 2, 3.4, 4, 5, 6 and 9.2 and (b) applying the defined terms “Initial Shares” and “Current Percentage Ownership”. Each of Silver Lake and KKR shall be deemed to own its own, its Affiliates’ and Avago Partners’ pro rata portion of the number of Outstanding Company Shares owned by Luxco, in addition to all Shares held directly by Avago Partners, for purposes of determining the availability of any rights of Silver Lake and KKR under Section 2 and Section 6.1. Silver Lake shall also be deemed to own Integral Capital’s pro rata portion of the number of Outstanding Company Shares owned by Luxco, in addition to all Shares held directly by Integral Capital, for purposes of determining the availability of any rights of Silver Lake under Section 6.1. If the Shares held by a Sponsor are held by or transferred to one or more Affiliates or Permitted Transferees of such Sponsor, then for purposes of this Agreement, the vote or action of such Sponsor shall be made by the holder(s) of a majority of the Shares of the relevant class(es) held by such Sponsor, Affiliates and Permitted Transferees as to which such vote or action is to be made.
     11.2 Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture, group or other association.
     11.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given, delivered and effective on the earliest of (i) the date of receipt of confirmation of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 11.3 prior to 5:00 p.m. (New York time) on a Business Day, (ii) the Business Day after the date of receipt of confirmation of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (local time for the recipient) on any Business Day and earlier than 11:59 p.m. (local time for the recipient) on the day preceding the next Business Day, (iii) one (1) Business Day after being sent, if sent by nationally recognized overnight courier service (charges prepaid), (iv) the date of receipt of a non-automated reply email confirming receipt, if sent via email, or (v) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows (or such other address as any such party shall designate by written notice to the other parties):

If to the Company:

Avago Technologies Limited
No. 1 Yishun Avenue 7
Singapore 768923
Singapore
Facsimile:	(408) 435-4288
Attention:	Dick M. Chang and Rex Jackson
E-mail:	dick.chang@avagotech.com and rex.jackson@avagotech.com

with a copy to:

Kohlberg Kravis Roberts & Co.
2800 Sand Hill Road, Suite 200
Menlo Park, California 94025
Facsimile:	(650) 233-6574 and (650) 233-6548
Attention:	James H. Greene Jr. and Adam A. Clammer
E-mail:	jgreene@kkr.com and adam@kkr.com

and with a copy to:

Silver Lake Partners 2725 Sand Hill Road, Suite 150 Menlo Park, California 94025
Facsimile:	(650) 234-2593
Attention:	Alan K. Austin, Managing Director and Chief Operating Officer, and Yolande Jun, Chief Financial Officer
E-mail:	alan.austin@silverlake.com and yolande.jun@silverlake.com

and with a copy to:

Latham & Watkins LLP 135 Commonwealth Drive Menlo Park, CA 94025
Facsimile:	(650) 463-2600
Attention:	Peter F. Kerman
E-mail:	peter.kerman@lw.com

If to Luxco:

Bali Investments S.à r.l.
9, rue Schiller
L-2519 Luxembourg
Luxembourg
Facsimile:	+352 466 234
Attention:	Susanne Th. Kortekaas
E-mail:	susanne.kortekas@loyens.com

with a copy to:

Kohlberg Kravis Roberts & Co. 2800 Sand Hill Road, Suite 200 Menlo Park, California 94025
Facsimile:	(650) 233-6574 and (650) 233-6548
Attention:	James H. Greene Jr. and Adam A. Clammer
E-mail:	jgreene@kkr.com and adam@kkr.com

and with a copy to:

Silver Lake Partners 2725 Sand Hill Road, Suite 150 Menlo Park, California 94025
Facsimile:	(650) 234-2593
Attention:	Alan K. Austin, Managing Director and Chief Operating Officer, and Yolande Jun, Chief Financial Officer
E-mail:	alan.austin@silverlake.com and yolande.jun@silverlake.com

and with a copy to:
Latham & Watkins LLP 135 Commonwealth Drive Menlo Park, CA 94025
Facsimile:	(650) 463-2600
Attention:	Peter F. Kerman
E-mail:	peter.kerman@lw.com

If to Avago Partners:
Avago Investment Partners, Limited Partnership c/o Walkers SPV Limited PO Box 908GT George Town, Grand Cayman Cayman Islands
Facsimile:	(345) 814-8217
Attention:	Iain McMurdo
E-mail:	imcmurdo@walkers.com.ky

with a copy to:

Kohlberg Kravis Roberts & Co. 2800 Sand Hill Road, Suite 200 Menlo Park, California 94025
Facsimile:	(650) 233-6574 and (650) 233-6548
Attention:	James H. Greene Jr. and Adam A. Clammer
E-mail:	jgreene@kkr.com and adam@kkr.com

and with a copy to:

Silver Lake Partners 2725 Sand Hill Road, Suite 150 Menlo Park, California 94025
Facsimile:	(650) 234-2593
Attention:	Alan K. Austin, Managing Director and Chief Operating Officer, and Yolande Jun, Chief Financial Officer
E-mail:	alan.austin@silverlake.com and yolande.jun@silverlake.com

and with a copy to:

Latham & Watkins LLP 135 Commonwealth Drive Menlo Park, CA 94025
Facsimile:	(650) 463-2600
Attention:	Peter F. Kerman
E-mail:	peter.kerman@lw.com

If to Silver Lake:

Silver Lake Partners II Cayman and Silver Lake Technology Investors II Cayman c/o Walkers SPV Limited PO Box 908GT George Town, Grand Cayman Cayman Islands
Facsimile:	(345) 814-8217
Attention:	Iain McMurdo
E-mail:	imcmurdo@walkers.com.ky

with a copy to:

Silver Lake Partners 2725 Sand Hill Road, Suite 150 Menlo Park, California 94025
Facsimile:	(650) 234-2593
Attention:	Alan K. Austin, Managing Director and Chief Operating Officer, and Yolande Jun, Chief Financial Officer
E-mail:	alan.austin@silverlake.com and yolande.jun@silverlake.com

and with a copy to:

Latham & Watkins LLP 135 Commonwealth Drive Menlo Park, CA 94025
Facsimile:	(650) 463-2600
Attention:	Peter F. Kerman
E-mail:	peter.kerman@lw.com

If to KKR:

KKR Millennium Fund (Overseas), KKR European Fund, KKR European Fund II and KKR Partners (International) c/o Eeson & Woolstencroft LLP Suite 500, 603 - 7th Avenue S.W. Calgary, Alberta Canada
Facsimile:	(403) 264-1603
Attention:	Mark N. Woolstencroft
E-mail:	mark.woolstencroft@ewlegal.com

with a copy to:

Kohlberg Kravis Roberts & Co. 2800 Sand Hill Road, Suite 200 Menlo Park, California 94025
Facsimile:	(650) 233-6574 and (650) 233-6548
Attention:	James H. Greene Jr. and Adam A. Clammer
E-mail:	jgreene@kkr.com and adam@kkr.com

and with a copy to:

Latham & Watkins LLP 135 Commonwealth Drive Menlo Park, CA 94025
Facsimile:	(650) 463-2600
Attention:	Peter F. Kerman
E-mail:	peter.kerman@lw.com

If to Integral Capital:

Integral Capital Partners 3000 Sand Hill Road Bldg. 3, Suite 240 Menlo Park, California 94025
Facsimile:	(650) 233-0366
Attention:	Pamela K. Hagenah
E-mail:	pam@icp.com

If to Temasek:

Seletar Investments Pte. Ltd. 60B Orchard Road #06-18 Tower 2 The Atrium @ Orchard Singapore 238891 Singapore
Facsimile:	011-65-6821-1172
Attention:	Dennis Siew and Andrew Yeo
E-mail:	dsiew@temasek.com.sg and andrewyeo@temasek.com.sg

with a copy to:

Milbank, Tweed, Hadley & McCloy LLP 30 Raffles Place #14-00 Caltex House Singapore 048622 Singapore
Facsimile:	011-65-6428-2500 and (650) 739-7100
Attention:	David H. Zemans and Melainie K. Mansfield
E-mail:	dzemans@milbank.com and mmansfield@milbank.com

If to Geyser:

Geyser Investment Pte Ltd c/o GIC 168 Robinson Road #37-01 Capital Tower Singapore 068912 Singapore
Facsimile:	011-65-6889-6891
Attention:	Ng Kin Sze
E-mail:	ngkinsze@gic.com.sg

with a copy to:

Geyser Investment Pte Ltd c/o GIC Special Investments Pte. Ltd. 255 Shoreline Drive, Suite 600 Redwood City, CA 94065
Facsimile:	(650) 802-1213
Attention:	Tay Lim Hock and Soo Yar Ping
E-mail:	taylimhock@gic.com.sg and sooyarping@gic.com.sg

and with a copy to:

Heller Ehrman LLP 333 Bush Street San Francisco, CA 94104-2878
Facsimile:	(415) 772-6268
Attention:	Randall B. Schai
E-mail:	randall.schai@hellerehrman.com

If to Capstone:

Capstone Equity Investors LLC 9 West 57th Street New York, New York 10019
Facsimile:	(212) 230-9795
Attention:	Dean Nelson
E-mail:	nelsd@kkr.com
     11.4 Binding Effect, Etc. Except for the Company Memorandum of Association, the Company Articles of Association, the Management Shareholder Agreement, the Capstone Shareholder Agreement, the Securities Subscription Agreement, the Luxco Securities Subscription Agreement and the Registration Rights Agreement dated as of the Original Agreement Effective Date among the Company, the Sponsors and certain other Persons (as amended from time to time, the “Registration Rights Agreement”), this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, including the term sheet dated August 14, 2005 among the Company, Temasek, Geyser and certain entities affiliated with KKR and Silver Lake, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no holder party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of each of the Sponsors, and any attempted assignment or delegation in violation of the foregoing shall be null and void.
     11.5 Descriptive Heading. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.
     11.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.
     11.7 Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.
     11.8 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Shareholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner, Shareholder, holder of beneficial interest or member of any Shareholder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any shareholder or any current or future member of any Shareholder or any current or future director, officer, employee, partner, shareholder, holder of beneficial interest or member of any Shareholder or of any Affiliate or assignee thereof, as such, for any obligation of any Shareholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.
     11.9 Expenses; Indemnity. To the extent permitted by applicable law, the Company and the Subsidiaries, jointly and severally, will pay, and will indemnify, exonerate and hold each of the Sponsors, and each of their respective partners, shareholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, shareholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all liability for payment of, the out-of-pocket expenses (including reasonable fees and expenses of all advisors, accountants and counsel) incurred by the Indemnitees or any of them, in connection with: (a) any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the other Transaction Agreements, the Company Memorandum of Association or the Company Articles of Association, (b) the interpretation of, and enforcement of the rights granted under, this Agreement, the other Transaction Agreements, the Company Memorandum of Association or the Company Articles of Association, (c) any transaction to which the Company or any of the Subsidiaries is a party and as to which such Person seeks advice of counsel, and (d) any Third-Party Claim arising out of its investment in the Company (other than liabilities arising out of its breach of this Agreement, any of the other Transaction Agreements, or any other agreement or instrument to which such Indemnitee is or becomes a party). If and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company and the Subsidiaries, jointly and severally, hereby agree to make the maximum contribution to the payment and satisfaction of each of the foregoing indemnified liabilities which is permissible under applicable law. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. A “Third-Party Claim” means any (i) claim brought by a Person other than the Company or any of the Subsidiaries, a Sponsor or any Indemnitee and (ii) any derivative claim brought in the name of the Company or any of the Subsidiaries that is initiated by a Person other than a Sponsor or any Indemnitee.

     11.10 No Third Party Beneficiaries. Nothing in this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.
     11.11 Consent of Shareholders to Advisory Agreement. Each of the Shareholders hereby acknowledges that the Company has entered into the Advisory Agreement under which certain Affiliates of KKR and Silver Lake will receive fees and reimbursement of expenses not received by the other Shareholders or any of their Affiliates, and each such Shareholder agrees and consents to the Company entering into the Advisory Agreement and to the payment by the Company, and the receipt by certain Affiliates of KKR and SLP, of the amounts provided for by the Advisory Agreement; provided, however, no amendment to the Advisory Agreement that materially increases the financial benefits payable to KKR, Silver Lake or both thereunder shall be entered into without the prior written approval of a majority of the Company’s disinterested directors or a majority in interest of the Company’s disinterested shareholders.
12. GOVERNING LAW.
     12.1 Governing Law. The Singapore Companies Act will govern all issues concerning the internal corporate affairs of the Company. All other claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
     12.2 Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and the state courts sitting in the State of New York, County of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.3 hereof is reasonably calculated to give actual notice.
     12.3 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 12.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
     12.4 Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.
* * Signature pages follow * *

          IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholder Agreement on the day and year first written above.

COMPANY:

AVAGO TECHNOLOGIES LIMITED

By:	/s/ James H. Greene Jr.

Name:	James H. Greene Jr.
Title:	Director
Signature Page to Amended and Restated Shareholder Agreement for Avago Technologies Limited

SPONSORS:

BALI INVESTMENTS S.à R.L.

By:	/s/ James H. Greene Jr.

Name:	James H. Greene Jr.
Title:	Manager
Signature Page to Amended and Restated Shareholder Agreement for Avago Technologies Limited

SILVER LAKE PARTNERS II CAYMAN, L.P.
By: Silver Lake Technology Associates II Cayman, L.P., its General Partner
By: Silver Lake (Offshore) AIV GP II, Ltd., its General Partner

By:	/s/ Alan K. Austin

Name:	Alan K. Austin
Title:	Director

SILVER LAKE TECHNOLOGY INVESTORS II CAYMAN, L.P.
By: Silver Lake (Offshore) AIV GP II, Ltd., its General Partner

By:	/s/ Alan K. Austin

Name:	Alan K. Austin
Title:	Director
Signature Page to Amended and Restated Shareholder Agreement for Avago Technologies Limited

KKR MILLENNIUM FUND (OVERSEAS), LIMITED PARTNERSHIP
By: KKR Associates Millennium (Overseas), Limited Partnership, its General Partner
By: KKR Millennium (Overseas), Limited, its General Partner

By:	/s/ James H. Greene Jr.

Name:	James H. Greene Jr.
Title:	Director

KKR EUROPEAN FUND, LIMITED PARTNERSHIP
By: KKR Associates Europe, Limited Partnership, its General Partner
By: KKR Europe Limited, its General Partner

By:	/s/ James H. Greene Jr.

Name:	James H. Greene Jr.
Title:	Director

KKR EUROPEAN FUND II, LIMITED PARTNERSHIP
By: KKR Associates Europe II, Limited Partnership, its General Partner
By: KKR Europe II Limited, its General Partner

By:	/s/ James H. Greene Jr.

Name:	James H. Greene Jr.
Title:	Director

KKR PARTNERS (INTERNATIONAL), LIMITED PARTNERSHIP
By: KKR 1996 Overseas, Limited

By:	/s/ James H. Greene Jr.

Name:	James H. Greene Jr.
Title:	Director
Signature Page to Amended and Restated Shareholder Agreement for Avago Technologies Limited

INTEGRAL CAPITAL PARTNERS VII, L.P.
By: Integral Capital Management VII, LLC, its General Partner

By:	/s/ Pamela K. Hagenah

Name:	Pamela K. Hagenah
Title:	Manager
Signature Page to Amended and Restated Shareholder Agreement for Avago Technologies Limited

AVAGO INVESTMENT PARTNERS, LIMITED PARTNERSHIP
By: Avago Investment G.P., Limited, its General Partner

By:	/s/ James H. Greene Jr.

Name:	James H. Greene Jr.
Title:	KKR Officer

By:	/s/ Alan K. Austin

Name:	Alan K. Austin
Title:	SLP Officer
Signature Page to Amended and Restated Shareholder Agreement for Avago Technologies Limited

SELETAR INVESTMENTS PTE. LTD.

By:	/s/ Dennis Siew

Name:	Dennis Siew
Title:	Authorized Signatory
Signature Page to Amended and Restated Shareholder Agreement for Avago Technologies Limited

GEYSER INVESTMENT PTE LTD

By:	/s/ Lim Hock Tay

Name:	Lim Hock Tay
Title:	Authorized Signatory
Signature Page to Amended and Restated Shareholder Agreement for Avago Technologies Limited

CAPSTONE EQUITY INVESTORS LLC

By:	/s/ Dean Nelson

Name:	Dean Nelson
Title:	Managing Member
Signature Page to Amended and Restated Shareholder Agreement for Avago Technologies Limited